EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 1, 2020 (this “Agreement”) is entered into among Louisiana-Pacific Corporation, a Delaware corporation (the “Borrower”), the Lenders and Voting Participants party hereto, American AgCredit, PCA, as Administrative Agent and CoBank, ACB, as L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, American AgCredit, PCA, as Administrative Agent and CoBank, ACB, as L/C Issuer, have entered into that certain Amended and Restated Credit Agreement dated as of June 27, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that (a) Lenders and Voting Participants constituting Required Lenders agree to amend the Credit Agreement as further set forth herein and (b) certain Lenders agree to provide the Revolving B Loan Facility; and

WHEREAS, the Lenders and Voting Participants party hereto are willing to agree to such amendments and to provide the Revolving B Loan Facility, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments. Effective as of the First Amendment Effective Date (as defined below), (a) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex A attached hereto, (b) Schedules 2.01 and 11.06(e) to the Credit Agreement are hereby amended in their entirety to read as set forth on Schedules 2.01 and 11.06(e), respectively, attached hereto and (c) Exhibits A and C to the Credit Agreement are hereby amended in their entirety to read as set forth on Exhibits A and C, respectively, attached hereto.

2.	Conditions Precedent. This Agreement shall become effective upon satisfaction or waiver of the following conditions (such date, the “First Amendment Effective Date”):
(a)Receipt by the Administrative Agent of a copy of this Agreement duly executed by the Borrower, any Guarantors, Lenders and Voting Participants constituting Required Lenders, Lenders providing the Revolving B Loan Facility, and the Administrative Agent.
(b)Receipt by the Administrative Agent of favorable opinions of legal counsel to the Borrower and any Guarantors, addressed to the Administrative Agent and each Lender, dated as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.

(c)Receipt by the Administrative Agent of a certificate of the Borrower, dated as of such date and signed by an Authorized Officer, (i) certifying and attaching all necessary resolutions, consents and/or approvals of the Borrower approving or consenting to the transactions contemplated by this Amendment, including the Revolving B Loan Facility, and (ii) certifying that, before and after giving effect to the effectiveness of the Revolving B Loan Facility, (A) the representations and warranties made by the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (B) no Default exists, or would result from such Revolving B Loan Facility or from the application of the proceeds thereof, and (C) no material adverse change since June 27, 2019 has occurred in the business, assets, income, properties, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole; provided that, with respect to this clause (C) and, for purposes of the foregoing clause (A), which incorporates Section 6.05(c) of the Credit Agreement, the impacts of the ongoing COVID-19 pandemic on the business, assets, income, properties, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, that have been disclosed to the Administrative Agent and Lenders prior to the First Amendment Effective Date, or otherwise publicly available in filings with the Securities and Exchange Commission made prior to the First Amendment Effective Date, shall be in disregarded, in each case to the extent so disclosed.
(d)Receipt by the Administrative Agent of financial statements, budgets, forecasts, projections and other financial reasonably requested by the Administrative Agent prior to the First Amendment Effective Date, including, without limitation, a downside scenarios 2020-2021 forecast for the Borrower in form and substance reasonably satisfactory to the Administrative Agent.
(e)At least five (5) Business Days prior to the First Amendment Effective Date the Borrower shall have provided to the Administrative Agent, (i) an updated beneficial ownership certificate to the extent that there have been any changes in beneficial ownership since the delivery of the beneficial ownership certificate on or about the Closing Date, and (ii) other information required by the Lenders in order to company with the applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT ACT.
(f)Receipt by the Administrative Agent, the Arrangers and the Lenders of any fees and expenses required to be paid on or before the First Amendment Effective Date, including, but not limited to, the fees of counsel to the Administrative Agent.
3.    Miscellaneous.

(a)    The Credit Agreement (as amended hereby) and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    The Borrower hereby represents and warrants as follows:

(i)    Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief

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Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)    No material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than those that have already been obtained and are in full force and effect.

(iv)    No actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues exists that (x) purport to affect or pertain to this Agreement or any of the transactions contemplated hereby or (y) could reasonably be expected to have a Material Adverse Effect.

(c)    The Loan Parties represent and warrant to the Lenders that after giving effect to this Agreement the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. This Agreement and any certificate or other instrument delivered hereunder or in connection herewith and signature pages thereto may be executed and delivered by electronic means (including electronic image, facsimile, “.pdf”, “.tif” and “.jpeg”), and thereupon such agreement, certificate or instrument shall be treated in each case and in all manner and respects and for all purposes as an original agreement, certificate or instrument and shall be considered to have the same binding legal effect as if it were an original manually-signed counterpart thereof delivered in person.

(e)    THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(f)    The Borrower agrees to reimburse the Administrative Agent for the reasonable and documented out-of-pocket expenses incurred by it in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of Moore & Van Allen PLLC, counsel for the Administrative Agent.

[The Signature Pages Follow]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:            LOUISIANA-PACIFIC CORPORATION,
a Delaware corporation

By:/s/ Bob Hopkins
Name: Bob Hopkins
Title: Treasurer

LOUISIANA-PACIFIC CORPORATION
FIRST AMENDMENT

ADMINISTRATIVE
AGENT:            AMERICAN AGCREDIT, PCA,
as Administrative Agent

By: /s/ Michael J. Balok
Name: Michael J. Balok
Title: Vice President

L/C ISSUER:             COBANK, ACB,
as L/C Issuer

By: /s/ Robert Prickett
Name: Robert Prickett
Title: Vice President

LENDERS:             AMERICAN AGCREDIT, PCA,
as a Lender

By: /s/ Michael J. Balok
Name: Michael J. Balok
Title: Vice President

COBANK, FCB,
as a Lender

By: /s/ Robert Prickett
Name: Robert Prickett
Title: Vice President

FARM CREDIT SERVICES OF AMERICA, PCA,
as a Lender

By: /s/ Nicholas King
Name: Nicholas King
Title: Vice President

VOTING PARTICIPANTS:	AGFIRST FARM CREDIT BANK,
as a Voting Participant

LOUISIANA-PACIFIC CORPORATION
FIRST AMENDMENT

By: /s/ J. Michael Mancini, Jr.
Name: J Michael Mancini, Jr.
Title: Vice President

FARM CREDIT MID-AMERICA, FLCA,
as a Voting Participant

By: /s/ Tabatha Hamilton
Name: Tabatha Hamilton
Title: Vice President Food and Agribusiness

FARM CREDIT BANK OF TEXAS,
as a Voting Participant

By: /s/ Alan Robinson
Name: Alan Robinson
Title: Vice President

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By: /s/ Shane Prichard
Name: Shane Prichard
Title: Vice President – Capital Markets

AGCOUNTRY FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By: /s/ Lisa Caswell
Name: Lisa Caswell
Title: Vice President

NORTHWEST FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By: /s/ Jeremy A. Roewe
Name: Jeremy A. Roewe
Title: Vice President

FARM CREDIT EAST, ACA,

LOUISIANA-PACIFIC CORPORATION
FIRST AMENDMENT

as a Voting Participant

By: /s/ Eric W. Pohlman
Name: Eric W. Pohlman
Title: Vice President

FARM CREDIT WEST, FLCA,
as a Voting Participant

By: /s/ Peter Huffine
Name: Peter Huffine
Title: Senior Vice President, Chief Lending Officer

CAPITAL FARM CREDIT, FLCA,
as a Voting Participant

By: /s/ Vladimir Kolesnikov
Name: Vladimir Kolesnikov
Title: Capital Markets Director

FIRST SOUTH FARM CREDIT, ACA,
as a Voting Participant

By: /s/ Daniel Sims
Name: Daniel Sims
Title: Assistant Vice President

FARM CREDIT OF FLORIDA, FLCA,
as a Voting Participant

By: /s/ Jennifer Dueboay
Name: Jennifer Dueboay
Title: Capital Markets Administrator

LOUISIANA-PACIFIC CORPORATION
FIRST AMENDMENT

ANNEX A

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 27, 2019
among
LOUISIANA-PACIFIC CORPORATION,
as the Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER
from time to time party hereto,
as the Guarantors,
AMERICAN AGCREDIT, PCA,
as Administrative Agent,
COBANK, ACB,
as L/C Issuer
and
THE LENDERS PARTY HERETO

and

AMERICAN AGCREDIT, PCA,
as Sole Lead Arranger

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................~~1~~5

1.01	Defined Terms....................................................................................................~~1~~5

1.02	Other Interpretive Provisions.........................................................................~~26~~34

1.03	Accounting Terms..........................................................................................~~27~~34

1.04	Rounding........................................................................................................~~28~~36

1.05	Times of Day..................................................................................................~~28~~36

1.06	Letter of Credit Amounts................................................................................~~28~~36

1.07	Exchange Rates; Currency Equivalents.........................................................~~29~~36

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS....................................~~29~~37

2.01	Commitments.................................................................................................~~29~~37

2.02	Borrowings, Conversions and Continuations of Loans..................................~~31~~37

2.03	Letters of Credit.............................................................................................~~32~~39

2.04	Prepayments...................................................................................................~~40~~47

2.05	Termination or Reduction of Aggregate Commitments.................................~~41~~47

2.06	Repayment of Loans.......................................................................................~~41~~48

2.07	Interest............................................................................................................~~41~~48

2.08	Fees.................................................................................................................~~42~~49

2.09	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate ~~43~~50

2.10	Evidence of Debt............................................................................................~~43~~50

2.11	Payments Generally; Administrative Agent’s Clawback...............................~~44~~51

2.12	Sharing of Payments by Lenders....................................................................~~46~~53

2.13	Cash Collateral...............................................................................................~~47~~53

2.14	Defaulting Lenders.........................................................................................~~50~~56

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY......................................~~51~~58

3.01	Taxes...............................................................................................................~~51~~58

3.02	Illegality..........................................................................................................~~56~~62

3.03	Inability to Determine Rates..........................................................................~~56~~63

3.04	Increased Costs..............................................................................................~~58~~65

3.05	Compensation for Losses...............................................................................~~59~~66

3.06	Mitigation Obligations; Replacement of Lenders..........................................~~60~~67

3.07	Survival..........................................................................................................~~60~~67

ARTICLE IV GUARANTY.....................................................................................................~~61~~67

4.01	The Guaranty..................................................................................................~~61~~67

4.02	Obligations Unconditional.............................................................................~~61~~68

4.03	Reinstatement.................................................................................................~~62~~69

4.04	Certain Additional Waivers............................................................................~~62~~69

4.05	Remedies........................................................................................................~~62~~69

4.06	Rights of Contribution....................................................................................~~63~~70

4.07	Guarantee of Payment; Continuing Guarantee...............................................~~63~~70

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4.08	Keepwell.........................................................................................................~~63~~70

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................~~63~~70

5.01	Conditions of Initial Credit Extension...........................................................~~63~~70

5.02	Conditions to all Credit Extensions................................................................~~66~~73

ARTICLE VI REPRESENTATIONS AND WARRANTIES...................................................~~66~~73

6.01	Existence, Qualification and Power...............................................................~~66~~73

6.02	Authorization; No Contravention...................................................................~~66~~73

6.03	Governmental Authorization; Other Consents...............................................~~67~~74

6.04	Binding Effect................................................................................................~~67~~74

6.05	Financial Statements; No Material Adverse Effect........................................~~67~~74

6.06	Litigation........................................................................................................~~67~~74

6.07	No Default......................................................................................................~~68~~75

6.08	Ownership of Property; Liens........................................................................~~68~~75

6.09	Environmental Compliance............................................................................~~68~~75

6.10	Insurance........................................................................................................~~69~~76

6.11	Taxes...............................................................................................................~~69~~76

6.12	ERISA Compliance........................................................................................~~69~~76

6.13	Subsidiaries....................................................................................................~~70~~77

6.14	Margin Regulations; Investment Company Act.............................................~~70~~77

6.15	Disclosure.......................................................................................................~~71~~78

6.16	Compliance with Laws...................................................................................~~71~~78

6.17	Intellectual Property; Licenses, Etc................................................................~~71~~78

6.18	Solvency.........................................................................................................~~72~~79

6.19	Perfection of Security Interests in the Collateral...........................................~~72~~79

6.20	Business Locations.........................................................................................~~72~~79

6.21	Labor Matters.................................................................................................~~72~~79

6.22	OFAC.............................................................................................................~~72~~79

ARTICLE VII AFFIRMATIVE COVENANTS......................................................................~~72~~79

7.01	Financial Statements......................................................................................~~73~~80

7.02	Certificates; Other Information......................................................................~~73~~80

7.03	Notices............................................................................................................~~75~~82

7.04	Payment of Obligations..................................................................................~~75~~82

7.05	Preservation of Existence, Etc........................................................................~~75~~82

7.06	Maintenance of Properties..............................................................................~~76~~83

7.07	Maintenance of Insurance..............................................................................~~76~~83

7.08	Compliance with Laws...................................................................................~~76~~83

7.09	Books and Records.........................................................................................~~76~~83

7.10	Inspection Rights............................................................................................~~77~~84

7.11	Use of Proceeds..............................................................................................~~77~~84

7.12	Additional Subsidiaries..................................................................................~~77~~84

7.13	ERISA Compliance........................................................................................~~77~~84

7.14	Pledged Assets................................................................................................~~78~~85

7.15	Farm Credit Equity.........................................................................................~~78~~85

7.16	Post-Closing Obligations................................................................................~~80~~87

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ARTICLE VIII NEGATIVE COVENANTS............................................................................~~80~~87

8.01	Liens...............................................................................................................~~80~~87

8.02	Investments.....................................................................................................~~82~~89

8.03	Indebtedness...................................................................................................~~83~~90

8.04	Fundamental Changes....................................................................................~~84~~91

8.05	Dispositions....................................................................................................~~84~~91

8.06	Restricted Payments.......................................................................................~~84~~91

8.07	Change in Nature of Business........................................................................~~85~~92

8.08	Transactions with Affiliates and Insiders.......................................................~~85~~92

8.09	Burdensome Agreements................................................................................~~86~~93

8.10	Use of Proceeds..............................................................................................~~86~~93

8.11	Financial Covenants.......................................................................................~~87~~94

8.12	Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity................................................................................................~~87~~94

8.13	Sanctions........................................................................................................~~87~~94

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES.....................................................~~87~~94

9.01	Events of Default............................................................................................~~87~~94

9.02	Remedies Upon Event of Default...................................................................~~89~~96

9.03	Application of Funds......................................................................................~~90~~97

ARTICLE X ADMINISTRATIVE AGENT.............................................................................~~91~~98

10.01	Appointment and Authority............................................................................~~91~~98

10.02	Rights as a Lender..........................................................................................~~92~~99

10.03	Exculpatory Provisions..................................................................................~~92~~99

10.04	Reliance by Administrative Agent................................................................~~93~~100

10.05	Delegation of Duties.....................................................................................~~93~~100

10.06	Resignation of Administrative Agent...........................................................~~93~~100

10.07	Non-Reliance on Administrative Agent and Other Lenders.........................~~95~~102

10.08	No Other Duties; Etc....................................................................................~~95~~102

10.09	Administrative Agent May File Proofs of Claim.........................................~~95~~102

10.10	Collateral and Guaranty Matters..................................................................~~96~~103

10.11	Treasury Management Banks and Swap Banks...........................................~~96~~103

ARTICLE XI MISCELLANEOUS........................................................................................~~97~~104

11.01	Amendments, Etc.........................................................................................~~97~~104

11.02	Notices and Other Communications; Facsimile Copies...............................~~99~~106

11.03	No Waiver; Cumulative Remedies; Enforcement......................................~~100~~108

11.04	Expenses; Indemnity; and Damage Waiver................................................~~101~~108

11.05	Payments Set Aside....................................................................................~~103~~110

11.06	Successors and Assigns..............................................................................~~103~~111

11.07	Treatment of Certain Information; Confidentiality....................................~~108~~115

11.08	Set-off.........................................................................................................~~109~~116

11.09	Interest Rate Limitation..............................................................................~~109~~116

11.10	Counterparts; Integration; Effectiveness....................................................~~109~~117

11.11	Survival of Representations and Warranties...............................................~~110~~117

11.12	Severability.................................................................................................~~110~~117

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11.13	Replacement of Lenders.............................................................................~~110~~117

11.14	Governing Law; Jurisdiction; Etc...............................................................~~111~~118

11.15	Waiver of Right to Trial by Jury.................................................................~~112~~119

11.16	Electronic Execution of Assignments and Certain Other Documents........~~112~~120

11.17	USA PATRIOT Act.....................................................................................~~113~~120

11.18	No Advisory or Fiduciary Relationship......................................................~~113~~120

11.19	Judgment Currency.....................................................................................~~114~~121

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SCHEDULES

2.01	Commitments and Applicable Percentages

4.01(h)	Farm Credit Equities to be Purchased on or prior to the Closing Date

6.09	Environmental Matters

6.10	Insurance

6.13	Subsidiaries

6.17	IP Rights

6.20(a)	Locations of Real Property

6.20(b)	Taxpayer and Organizational Identification Numbers

6.20(c)	Changes in Legal Name, State of Formation and Structure

8.01	Liens Existing on the Closing Date

8.02	Investments Existing on the Closing Date

8.03	Indebtedness Existing on the Closing Date

8.05	Dispositions

11.02	Certain Addresses for Notices

11.06(e)	Voting Participants at the Closing Date

EXHIBITS

A	Form of Loan Notice

B	Form of Note

C	Form of Compliance Certificate

D	Form of Joinder Agreement

E	Form of Assignment and Assumption

F	Forms of U.S. Tax Compliance Certificates

G	Form of Secured Party Designation Notice
H        Form of Voting Participant Notification and Consent

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AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of June 27, 2019 among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors (defined herein), the Lenders (defined herein), AMERICAN AGCREDIT, PCA, as Administrative Agent and COBANK, ACB, as L/C Issuer.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and American AgCredit, PCA, as administrative agent, have entered into that certain Credit Agreement dated as of December 6, 2013 (as amended or modified from time to time prior to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement to (a) make available to the Borrower increased and extended Commitments and (b) make certain other amendments and modifications, all as more fully set forth herein;
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
~~“Accordion Increase” has the meaning specified in Section 2.01(b).~~
“Acquisition” means the acquisition by any Loan Party or any Subsidiary of a Loan Party, whether in a single transaction or in a series of related transactions, of any business, division, line of business or other business unit of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise; provided that any acquisition by a Loan Party of assets or Voting Stock of another Loan Party and any acquisition by a Loan Party or Subsidiary of assets or Voting Stock of a Subsidiary that is not a Loan Party shall not constitute an “Acquisition” for purposes of this Agreement.
“Adjusted Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the Prime Rate and (c) the Eurodollar Rate plus 1.00%; provided that, the Adjusted Base Rate shall at no time be less than 0.00%.
“Administrative Agent” means American AgCredit in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means, at any time, the Commitments of all the Lenders. ~~The aggregate principal amount of the Aggregate Commitments in effect on the Closing Date is THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).~~
“Agreement” means this Credit Agreement.
“American AgCredit” means American AgCredit, PCA and its successors and assigns.
“Applicable Percentage” means (a) with respect to the Revolving A Loan Facility, with respect to any Lender at any time, the percentage of the ~~Aggregate Commitments~~Revolving A Loan Facility represented by such Lender’s Revolving A Loan Commitment at such time~~, subject to adjustment as provided in Section 2.14; provided that if~~ and (b) with respect to the Revolving B Loan Facility, with respect to any Lender at any time, the percentage of the Revolving B Loan Facility represented by such Lender’s Revolving B Loan Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The ~~initial~~Applicable Percentage shall be subject to adjustment provided in Section 2.14. The Applicable Percentage of each Lender as of the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means with respect to Loans, Letters of Credit and the Commitment Fee, the following percentages per annum, based upon the EBITDA/Interest Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	EBITDA/Interest Ratio	Commitment Fee	Revolving A Eurodollar Rate Loans /Letter of Credit Fee	Revolving A Base Rate Loans	Revolving B Eurodollar Rate Loans	Revolving B Base Rate Loans

1	> 6.0:1.0	0.300%	1.875%	0.875%	2.125%	1.125%
2	> 4.0:1.0 but ≤ 6.0:1.0	0.350%	2.000%	1.000%	2.250%	1.250%
3	> 2.5:1.0 but ≤ 4.0:1.0	0.425%	2.375%	1.375%	2.625%	1.625%
4	>1.5:1.0 but < 2.5:1.0	0.475%	2.625%	1.625%	2.875%	1.875%
5	< 1.5:1.0	0.600%	3.000%	2.000%	3.250%	2.250%

Any increase or decrease in the Applicable Rate resulting from a change in the EBITDA/Interest Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon written notice by the Administrative

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Agent to the Borrower (which shall be delivered by the Administrative Agent at the request of the Required Lenders), Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the EBITDA/Interest Ratio contained in such Compliance Certificate.  The Applicable Rate for any Revolving B Loans in effect from the ~~Closing~~First Amendment Effective Date to the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the fiscal quarter ending June 30, ~~2019~~2020 shall be determined based upon Pricing Tier 1.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means American AgCredit, PCA, in its capacity as sole lead arranger.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, including the notes thereto.
“Availability Period” means, with respect to (a) the Revolving A Loan Commitments, the period from and including the Closing Date to the earliest of (~~a~~i) the Revolving A Loan Maturity Date, (~~b~~ii) the date of termination of the ~~Aggregate~~Revolving A Loan Commitments pursuant to Section 2.05, and (~~c~~iii) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02~~.~~; and (b) the Revolving B Loan Commitments, the period from and including the First Amendment Effective Date to the earlier of (i) the Revolving B Loan Maturity Date and (ii) the date of termination of the Revolving B Loan Commitments pursuant to Section 2.05.
“Base Rate Loan” means a ~~Loan that bears interest based on the Adjusted~~ Revolving A Base Rate Loan and/or a Revolving B Base Rate Loan, as the context may require.
“Benchmark Replacement” means the sum of: (a) the Unadjusted Benchmark Replacement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method

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for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Adjusted Base Rate,” the definition of “Eurodollar Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(1)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative or may no longer be used.

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“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.03(c) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.03(c).
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 7.02(e).
“Borrowing” means a ~~borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.~~Revolving A Loan Borrowing or a Revolving B Loan Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City (or the Administrative Agent’s Office in Fields Landing, California is in fact closed) and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.
“Canadian Benefit Plans” shall mean any material plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing benefits including medical, hospital care, dental, sickness, accident, disability, life insurance, or other benefits under which the Borrower or any of its Subsidiaries has any liability with respect to any Canadian employees or former Canadian employees, but excluding any Canadian Pension Plan or Canadian Union Plan.

“Canadian Dollar” and “CAD$” means the lawful currency of Canada.

“Canadian Dollar Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Canadian Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with Dollars.
“Canadian Pension Plans” shall mean each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by the Borrower or any of its Subsidiaries for its Canadian employees or former Canadian employees, except for (a) the Canada Pension Plan and the Quebec Pension Plan that are maintained by the Government of Canada and the Province of Quebec, respectively, and (b) any Canadian Union Plans.

x

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“Canadian Union Plans” shall mean any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits including medical, dental, hospital care, sickness, accident, disability, life insurance, pension, retirement or savings benefits and all other benefit plans for the benefit of Canadian employees or former Canadian employees of the Borrower or any of its Subsidiaries which are not maintained, sponsored or administered by any the Borrower or any of its Subsidiaries, but to which the Borrower or any of its Subsidiaries is required to contribute pursuant to a collective agreement or to a participation agreement.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
“Capitalization Ratio” means, as of any calculation date, the ratio of (a) Funded Indebtedness of the Borrower and its Subsidiaries as of such calculation date minus the amount of unrestricted cash on hand of the Borrower and its Subsidiaries on a consolidated basis as of such calculation date to (b) Total Capitalization of the Borrower and its Subsidiaries on a consolidated basis as of such calculation date. This ratio may be expressed as a percentage.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent or its designee, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances (in the applicable currency) or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or Canada or any agency or instrumentality thereof (provided that the full faith and credit of the United States or Canada is pledged in support thereof) having maturities of not more than 365 days from the date of acquisition, (b) Dollar or Canadian Dollar denominated time deposits, bankers acceptances or certificates of deposit of (i) any Lender, (ii) any commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 365 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within nine months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States or Canada in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in one or more of the foregoing subdivisions (a) through (d).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental

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Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events:

(a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Loan Party to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than, with respect to the assets of any Loan Party other than the Borrower, to another Loan Party and other than as permitted in Section 8.05 hereof; or

(b) the liquidation or dissolution of any Loan Party or the adoption of a plan by the stockholders of any Loan Party relating to the dissolution or liquidation of such Loan Party, other than as permitted in Section 8.04 hereof; or

(c) any Person or Group shall become the owner, directly or indirectly, beneficially, of Voting Stock representing more than 50% of the aggregate Voting Stock of the Borrower (it being understood that no contingent right to elect any director of the Borrower shall be given effect for purposes of this definition until it becomes absolute or vested and exercisable);

(d) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors; or

(e) except to the extent permitted by Section 8.05 hereof, the failure of the Borrower to, directly or indirectly, own and control one hundred percent (100%) of each class of the Equity Interests of any Loan Party.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving A Loans or Revolving B Loans.
“Closing Date” means the date hereof.
“CoBank” means CoBank, ACB and its successors and assigns.
“Collateral” means a collective reference to all personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement and any other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.
“Commitment” means~~, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any notice sent by the Administrative Agent pursuant to Section 2.01(d), as applicable, as such amount may be adjusted~~

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~~from time to time in accordance with this Agreement.~~a Revolving A Loan Commitment or a Revolving B Loan Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.08(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of such person but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth in the most recent consolidated balance sheet of such person and compute in accordance with GAAP.
“Consolidated Net Worth” means, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating all amounts properly attributable to non-Subsidiary interests, if any, in the stock and surplus of Subsidiaries, minus (b) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower’s consolidated balance sheet as of such date prepared in accordance with GAAP~~.~~; provided that in determining such Consolidated Net Worth, there shall be excluded (i) any changes after December 31, 2019 in “Accumulated Other Comprehensive Income (Loss)” as shown on the balance sheet of the Borrower and its Subsidiaries on a consolidated basis and prepared in accordance with GAAP and (ii) any amounts reclassified to the “Consolidated Statement of Operations” from “Accumulated Other Comprehensive Income (Loss)” after December 31, 2019.
“Continuing Director” means, as of any date of determination, any member of the board of directors of the Borrower who: (a) was a member of such board of directors on the Closing Date; or (b) was nominated for election or elected to such board of directors with the approval or subsequent ratification of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided that for purposes of Section 8.08, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Credit Exposure” means, as to any Lender at any time, the unused Commitments, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations at such time.

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“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to Obligations, an interest rate equal to (i) the Adjusted Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer and each other Lender promptly following such determination.

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“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary) to another Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business; (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of non-strategic surplus, obsolete or worn out property or property no longer strategically used or useful in the conduct of business of any Loan Party or any of its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) any Involuntary Disposition, (e) the sale or discount of accounts in the ordinary course of business, (f) termination of a lease of real or personal property that is not necessary in the ordinary course of business and that could not reasonably be expected to result in a Material Adverse Effect, (g) the granting of Permitted Liens, (h) dispositions of cash and Cash Equivalents in the ordinary course of business and conversions of Cash Equivalents into cash or other Cash Equivalents, (i) dispositions expressly permitted by Sections 8.02, 8.04 or 8.06, (j) the leasing or subleasing of assets in the ordinary course of business, and (k) the lapse of registered patents, trademarks and other intellectual property of any Loan Party or any Subsidiary to the extent not economically desirable in the conduct of such Person’s business.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States, any state, territory or district thereof or any other jurisdiction within the United States.
“Early Opt-in Election” means the occurrence of:
(1)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(c), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(2)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EBITDA” means, for any period, the sum of (a)  Net Income for such period plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i)  Interest Charges for such period, (ii) without duplication, total Federal, state, foreign or other income taxes for such period, (iii) all depreciation expense for such period, (iv) all amortization expense for such period, (v) all other non-cash charges or expenses and (vi) expenses or charges related to any transaction or series of transactions

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constituting an equity offering, Investment, recapitalization, or incurrence of Indebtedness, in each case permitted by this Agreement. All amount other than the amounts described in clause (v) shall be determined in accordance with GAAP.
“EBITDA/Interest Ratio” means, as of any calculation date, the ratio of (a) EBITDA to (b) cash Interest Charges for the most recent four quarter period. For purposes of calculating this ratio, if EBITDA is negative EBITDA shall be deemed to be $1.00 (one dollar).
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock, limited liability company interests or membership interests of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, limited liability company interests or membership interests of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, limited liability company interests or membership interests of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds

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under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Eurodollar Base Rate” means:
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable successor rate which is approved by the Administrative Agent, as reported by Bloomberg Information Services (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that subject to Section 3.03(c), if an interest rate is not ascertainable pursuant to the foregoing provisions of this clause (a), the Eurodollar Base Rate shall be determined by the Administrative Agent as the average of the rates per annum at which Dollar deposits are offered for such Interest Period by major banks in the London interbank market; and
(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m. London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided, that subject to Section 3.03(c) if an interest rate is not ascertainable pursuant to the foregoing provisions of this clause (b), the Eurodollar Base Rate shall be determined by the Administrative Agent as the average of the rates per annum at which Dollar deposits are offered for such Interest Period by major banks in the London interbank market.
provided, that if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Notwithstanding the foregoing, unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(c) in the event that a ~~Eurodollar~~Benchmark Replacement ~~Rate~~ with respect to ~~the Eurodollar Base Rate~~LIBOR is implemented, then all references herein of ~~the Eurodollar Base Rate~~LIBOR shall be deemed to be references to such ~~Eurodollar~~Benchmark Replacement ~~Rate~~ (including the corresponding rate that would apply to any determination of the Adjusted Base Rate).

“Eurodollar Rate” means (a) for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Eurodollar Rate Loan for such Interest Period by (ii) one minus the Eurodollar Reserve Percentage for such Eurodollar Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurodollar Reserve Percentage for such Base Rate Loan for such day.
“Eurodollar Rate Loan” means a ~~Loan that bears interest at a rate based on clause (a) of the definition of “~~Revolving A Eurodollar Rate~~”~~ Loan and/or a Revolving B Eurodollar Rate Loan, as the context may require.

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“Eurodollar Reserve Percentage” means, for any day with respect to any Lender, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the FRB, for determining the reserve requirement (if any) for such Lender in respect of eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB). The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
~~“Eurodollar Replacement Rate” has the meaning specified in Section 3.03(c).~~
~~“Eurodollar Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).~~
“Event of Default” has the meaning specified in Section 9.01.
“Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.
“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Closing Date as contemplated by Section 7.12, (a) any owned or leased real property, (b) any personal property which is located outside of the United States, (c) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office (provided that, unless an Event of Default has occurred and is continuing, the Borrower and the other Loan Parties will not be required to take any action to perfect Liens on the Collateral to secure the Obligations other than the filing of UCC-1 financing statements naming each Loan Party as debtor and the Administrative Agent as secured party), (d) 35% of the Equity Interests of any direct Foreign Subsidiary or Foreign Subsidiary Holding Company of a Loan Party and (e) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (f) subject to the proviso in the last paragraph of Section 2 of the Security Agreement, any lease, license, contract or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract or agreement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable statute or regulation, but excluding the proceeds or receivables thereof, (g) any “intent-to-use” trademark applications and (h) those assets that the cost or burden of obtaining a security interest in are excessive in relation to the value of the security to be afforded thereby, as reasonably determined by the Borrower and the Administrative Agent.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereof and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of

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any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning provided in the Preliminary Statements hereto.
“Extended Commitment” means any Commitment the maturity of which shall have been extended pursuant to Section 2.15.
“Extended Loans” means any Loans made pursuant to the Extended Commitments.
“Extension” has the meaning specified in Section 2.15.
“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for any Extended Commitments pursuant to Section 2.15, which shall be consistent with the applicable provisions of this Agreement and otherwise satisfactory to the parties thereto. Each Extension Amendment shall be executed by the Administrative Agent and the L/C Issuer (to the extent Section 2.15 would require the consent of the L/C Issuer for the amendments effected in such Extension Amendment), the applicable Loan Parties and the other parties specified in Section 2.15 (but not to any other Lender). Any Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 5.01, all to the extent reasonably requested by the Administrative Agent or the other parties to such Extension Amendment.
“Extension Offer” has the meaning specified in Section 2.15.
“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by any Loan Party or any Subsidiary.
“Farm Credit Equities” has the meaning given such term in Section 7.15(a).
“Farm Credit Lender” means federally-chartered Farm Credit System lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on

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the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to American AgCredit on such day on such transactions as determined by the Administrative Agent and (c) in no event shall the Federal Funds Rate be less than zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the letter agreement, dated as April 17, 2019 between the Borrower and the Arranger.
“First Amendment Effective Date” means May 1, 2020.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code.
“Foreign Subsidiary Holding Company” means any Subsidiary all or substantially all of the assets of which consist of ~~equity interests~~Equity Interests in one or more Foreign Subsidiaries.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Indebtedness” means, on a consolidated basis, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation all Attributable Indebtedness in respect of Capital Leases of such Person, (iii) all Guarantee obligations of such Person with respect to Indebtedness of another Person that otherwise constitutes Funded Indebtedness pursuant hereto, (iv) the maximum available amount of all Letters of Credit or acceptances issued or created for the account of such Person (except to the extent 100% cash collateralized), (v) all Indebtedness described in clauses (i) and (ii) above of another Person secured by a Lien on any property of such Person, whether or not such Indebtedness has been assumed, with the amount of such Indebtedness deemed to be the lesser of the fair market value of the property secured and the principal amount of the debt secured thereby, and (vi) the Attributable Indebtedness in respect of any Synthetic Lease and the attributed principal amount under any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money Indebtedness for tax purposes in accordance with GAAP.
“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and any statements and pronouncements of the Financial Accounting Standards Board or such

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other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if lower, the stated maximum amount for which such Person may be liable, or if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means (a) each Domestic Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each other Person that joins as a Guarantor pursuant to Section 7.12, (c) with respect to (i) Obligations under any Secured Swap Agreement, (ii) Obligations under any Secured Treasury Management Agreement, (iii) any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 4.01 and 4.08) under the Guaranty, the Borrower and (d) the successors and permitted assigns of the foregoing.
“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Article IV.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Honor Date” has the meaning set forth in Section 2.03(c).
“Impacted Loan” has the meaning specified in Section 3.03(a).
~~“Increasing Lender” has the meaning specified in Section 2.01(c).~~
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations for borrowed money, purchase money obligations, conditional sale or title retention obligations, or similar obligations of such Person as of the date on which Indebtedness is to be determined, (ii) all obligations

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secured by any Lien on, or payable out of the proceeds of production from, any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, with the amount of such Indebtedness deemed to be the lesser of the fair market value of the property secured and the principal amount of the debt secured thereby, (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee, (iv) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital lease obligations, and (v) any renewals and extensions thereof. Indebtedness shall not include any of the foregoing items to the extent such indebtedness has been legally defeased. For purposes hereof, the amount of any Indebtedness in respect of a Guarantee shall be the amount of such Guarantee as determined in accordance with the penultimate sentence of the definition of “Guarantee” in this Section 1.01.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Interest Charge” means, with respect to any period, the sum (without duplication) of the following (in each case eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of the Borrower and its Subsidiaries (including imputed interest on capital lease obligations) deducted in determining Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period.
“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date.
“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

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“Internal Revenue Service” means the United States Internal Revenue Service.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person of or in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any of its Subsidiaries.
“IP Rights” has the meaning specified in Section 6.17.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered by a Domestic Subsidiary in accordance with the provisions of Section 7.12.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means CoBank or any replacement financial institution designated by the L/C Issuer.
“L/C Obligations” means, as at any date of determination, the Dollar Equivalent of the aggregate amount available to be drawn under all outstanding Letters of Credit plus the Dollar Equivalent of the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by

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reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto~~,~~ or in an Assignment and Assumption ~~or any joinder executed pursuant to Section 2.01(c)~~, as applicable, and their successors and assigns.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any standby letter of credit, in a form acceptable to the L/C Issuer in its sole and absolute discretion, issued by the L/C Issuer pursuant to the provisions hereof and providing for the payment of cash upon the honoring of a presentation thereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Commitments and (b) $60,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.
“Loan” means ~~an extension of credit by a Lender to the Borrower under Article II~~a Revolving A Loan and/or Revolving B Loan, as the context may require.
“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.13 of this Agreement, the Collateral Documents~~, any joinder executed pursuant to Section 2.01(c)~~ and the Fee Letter (but specifically excluding any Secured Swap Agreements or any Secured Treasury Management Agreements).
“Loan Notice” means a notice of (a) a Borrowing of Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
~~“LP Holdings” means Louisiana-Pacific Holdings LLC, a Delaware limited liability company.~~
“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

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“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) an impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Subsidiary” means any Subsidiary that holds Consolidated Net Tangible Assets equal to, or greater than, 10% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries (in each case determined in accordance with GAAP) as of the end of the most recent fiscal quarter prior to the date of determination for which financial information in respect thereof is available. Notwithstanding the foregoing, any Subsidiary of the Borrower that is or becomes a guarantor of the Borrower’s 4.875% senior notes due 2024, or any other senior notes issued by the Borrower or another Loan Party with an aggregate outstanding principal amount in excess of the Threshold Amount, shall be a Material Subsidiary for purposes of this Agreement.
“Maturity Date” means ~~June 27, 2024~~the Revolving A Loan Maturity Date or the Revolving B Loan Maturity Date, as the context may require.
~~“Maximum Aggregate Increase Amount” has the meaning specified in Section 2.01(b).~~
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.13(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Income” or “Net Loss” means net income or loss, as the case may be, of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP before earnings and losses attributable to non-Subsidiary interests, excluding (i) any after tax gain or loss resulting from dispositions of assets outside of the ordinary course of business, (ii) extraordinary items, (iii) undistributed income from non-Subsidiary investments, and (iv) write-ups of assets.
~~“New Lender” has the meaning specified in Section 2.01(c).~~
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Note” or “Notes” has the meaning given to it in Section 2.10(a), either individually or collectively as the case maybe.
~~“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.~~
“Obligations” means, with respect to the Borrower and each Guarantor, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Treasury Management Agreement or Secured Swap Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to any Revolving A Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Revolving A Loans occurring on such date; ~~and~~ (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts; and (c) with respect to any Revolving B Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Revolving B Loans occurring on such date.
“Participant” has the meaning specified in Section 11.06(d).

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“Participant Register” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.
“Permitted Acquisitions” means other Investments consisting of an Acquisition, provided, that (a) no Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is, as mutually determined by the Borrower and the Administrative Agent, used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) if the Acquisition involves the Acquisition of a Person or Persons that will be required to become a Loan Party pursuant to Section 7.12 upon consummation of the Acquisition, the Administrative Agent shall have received all items required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) in the case of an Acquisition involving aggregate consideration (including assumed Indebtedness) in excess of $100,000,000, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial ~~covenant~~covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b), and (f) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction.
“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.
“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of Indebtedness that (a) has an aggregate outstanding principal amount (or accreted value, if applicable) not greater than the aggregate principal amount of the Indebtedness being refinanced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a Sale and Leaseback Transaction, (d) is not secured by a Lien on any assets other than collateral of a type securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is determined by the Borrower in good faith to be otherwise on terms (excluding terms as to rate, fees, discount, premiums, term and amortization)

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no less favorable to the Loan Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.
~~“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.~~
“Person” means an individual, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 7.02(e).
“Prime Rate” means, as of any day, a variable rate of interest per annum equal to the “U.S. prime rate” as reported on such day in the Money Rates Section of the Eastern Edition of The Wall Street Journal, or if the Eastern Edition of The Wall Street Journal is not published on such date, the rate as last published in the Eastern Edition of the Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent on a regular basis, the term “Prime Rate” shall be determined on any date by reference to such other regularly published average prime rate for such date applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion. Any change in Prime Rate shall be automatic, without the necessity of notice provided to the Borrower or any other Loan Party.
“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the related transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable period of measurement for the applicable covenant or requirement. In furtherance of the foregoing: (a) (i) with respect to any Disposition or Involuntary Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded to the extent such items are not otherwise excluded in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, and (ii) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, (b) any retirement of Indebtedness and (c) any incurrence or assumption of Indebtedness by the Borrower or any Subsidiary (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, (x) Pro Forma Basis, Pro Forma Compliance and Pro Forma Effect in respect of any Specified Transaction shall be calculated in a reasonable and factually supportable manner and certified by a Responsible Officer of the Borrower and (y) any such calculation shall be subject to the applicable limitations set forth in the definition of EBITDA.
“Public Lender” has the meaning specified in Section 7.02(e).
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualified at such time as an “eligible contract participant” under the Commodity Exchange

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Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means the Administrative Agent, the L/C Issuer, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Lenders” means, (a) with respect to the Revolving A Loan Facility, at any time, Revolving A Lenders having Credit Exposures representing more than 50% of the ~~Aggregate~~Revolving A Loan Commitments, and (b) with respect to the Revolving B Loan Facility, at any time, Revolving B Lenders having Credit Exposures representing more than 50% of the Revolving B Loan Commitments. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 11.06(e) as to such matter. The Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means the chief executive officer, president, chief financial officer, any vice president, any director or treasurer of a Loan Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Subsidiary, specifically including any distributions by the Borrower including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Revaluation Date” means each of the following:  (i) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any Letter of Credit denominated in Canadian Dollars having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in Canadian Dollars and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

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“Revolving A Base Rate Loan” means a Revolving A Loan that bears interest based on the Adjusted Base Rate.
“Revolving A Eurodollar Rate Loan” means a Revolving A Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
“Revolving A Lender” means each Lender with a Revolving A Loan Commitment.
“Revolving A Loan” means an extension of credit by a Revolving A Lender to the Borrower under Section 2.01(a).
“Revolving A Loan Borrowing” means a borrowing consisting of simultaneous Revolving A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01(a).
“Revolving A Loan Commitment” means, as to each Lender, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Revolving A Loan Commitments in effect on the First Amendment Effective Date is THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).
“Revolving A Loan Facility” means, at any time, the aggregate amount of the Revolving A Lenders’ Revolving A Loan Commitments at such time.
“Revolving A Loan Maturity Date” means June 27, 2024.
“Revolving B Base Rate Loan” means a Revolving B Loan that bears interest based on the Adjusted Base Rate.
“Revolving B Eurodollar Rate Loan” means a Revolving B Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.
“Revolving B Lender” means each Lender with a Revolving B Loan Commitment.
“Revolving B Loan” means an extension of credit by a Revolving B Lender to the Borrower under Section 2.01(b).
“Revolving B Loan Borrowing” means a borrowing consisting of simultaneous Revolving B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01(b).
“Revolving B Loan Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate principal amount of the Revolving B Loan Commitments in effect on the First Amendment Effective Date is TWO HUNDRED MILLION DOLLARS ($200,000,000).

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“Revolving B Loan Facility” means, at any time, the aggregate amount of the Revolving B Lenders’ Revolving B Loan Commitments at such time.
“Revolving B Loan Maturity Date” means May 1, 2023.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctions” means any international economic sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit G.
“Secured Swap Agreement” means any Swap Contract permitted under Section 8.03 between any Loan Party and any Swap Bank; provided that for any of the foregoing to be included as a “Secured Swap Agreement” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Secured Treasury Management Agreement” means any Treasury Management Agreement between any Loan Party and any Treasury Management Bank; provided, however, that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Security Agreement” means the security and pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent, for the benefit of the holders of the Obligations, by each of the Loan Parties, as amended or modified from time to time in accordance with the terms hereof.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (c) such Person does not have unreasonably small capital, (d) the fair value of the property of such Person (which for this purpose, shall include, without limitation, rights of contribution and subrogation in respect of obligations for which such Person has provided a guarantee) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person (which for this purpose, shall include, without limitation, rights of contribution and subrogation in respect of obligations for which such Person has provided a guarantee) is not less than the amount that will be required

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to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” has the meaning set forth in Section 4.08.
“Specified Transaction” means, any Acquisition or other Investment, Disposition, Involuntary Disposition, Restricted Payment, incurrence of Indebtedness, increase in Commitments or other event that by the terms of the Loan Documents requires Pro Forma Compliance with a test or covenant or requires such test or covenant to be calculated on a Pro Forma Basis, in each case, other than in connection with Restricted Payments made pursuant to Section 8.06(c), to the extent the fair market value of the property involved in any such Acquisition or other Investment, Disposition or Involuntary Disposition, the principal amount of any such Indebtedness or the amount of any such Restricted Payment is in excess of $50,000,000 or to the extent such transaction is otherwise identified by the Borrower as a Specified Transaction.
“Spot Rate” for a currency means the rate determined by the L/C Issuer to be the rate quoted by the L/C Issuer as the spot rate for the purchase by the L/C Issuer of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the L/C Issuer may obtain such spot rate from another financial institution designated by the L/C Issuer if it does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“Subsidiary” means (a) any corporation, association, limited liability company, partnership, joint stock company, business trust, or other similar organization of which more than 50 percent of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower; or (b) any joint venture or partnership in which the Borrower has more than 50 percent ownership interest.
“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is party to a Swap Contract with any Loan Party in existence on the Closing Date, in each case to the extent permitted by Section 8.03(d).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Threshold Amount” means $50,000,000.
“Total Capitalization” means the sum of (i) Consolidated Net Worth and (ii) Funded Indebtedness of the Borrower and its.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Loan Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Loan Party in existence on the Closing Date.
“Type” means, with respect to any Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state or jurisdiction the laws of which are required as a result thereof to be applied in connection with the issue of the validity, perfection and effect of perfection or non-perfection of security interests.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

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“Unadjusted Benchmark Replacement” means the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for Dollar denominated syndicated credit facilities.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Voting Participant” shall have the meaning given such term in Section 11.06(e).
“Voting Participant Notification” shall have the meaning given such term in Section 11.06(e).
“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Borrower directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Borrower.
1.02    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to

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have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time; provided, however, that calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    Changes with regards to Capital Leases. Notwithstanding anything to the contrary contained herein, in the event of an accounting change requiring all leases to be capitalized, only those leases that would constitute Capital Leases on December 31, 2017 (and if entered into after the date hereof, to the extent they would have constituted Capital Leases as of such date) shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(d)    Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the EBITDA/Interest Ratio (including for purposes of determining the Applicable Rate) and the Capitalization Ratio shall be made on a Pro Forma Basis with respect to all Specified Transactions occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period but not later than the date of such calculation; provided, that, notwithstanding the foregoing, when calculating the EBITDA/Interest Ratio and/or the Capitalization Ratio for purposes of determining (x) compliance with Section 8.11 or (y) the Applicable Rate, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

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(e)    FASB ASC 825 and FASB ASC 470-20. Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(f)    Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
1.06    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07    Exchange Rates; Currency Equivalents.
(a)    The L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts denominated in Canadian Dollars.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the L/C Issuer.
(b)    Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the relevant Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.

1.08    UCC Terms.

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Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Credit Facility.
(a)    Revolving A Loan Commitments. Subject to the terms and conditions set forth herein, each Revolving A Lender severally agrees to make loans (each such loan, a “Revolving A Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving A Loan Commitment; provided, however, that after giving effect to any Borrowing of Revolving A Loans, (i) the ~~Total Outstandings~~Outstanding Amount of Revolving A Loans shall not exceed the ~~Aggregate~~Revolving A Loan Commitments, and (ii) the Credit Exposure of any Lender with respect to the Revolving A Loan Facility shall not exceed such Lender’s Revolving A Loan Commitment. Within the limits of each Lender’s Revolving A Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.04, and reborrow under this Section 2.01~~.~~(a). Revolving A Loans may be Revolving A Base Rate Loans or Revolving A Eurodollar Rate Loans, or a combination thereof, as further provided herein~~; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans~~.
~~(b) Accordion Option. Provided that no Event of Default or Default has occurred and is continuing as of the request date or the effective date thereof after giving effect thereto, the Borrower may from time to time upon thirty days’ written notice (or such shorter period as the Administrative Agent shall agree) request an increase in the aggregate amount of Commitments (each such increase an “Accordion Increase”), in accordance with this Section 2.01(b); provided, that the aggregate principal amount of all Accordion Increases made pursuant to this Section 2.01(b) shall not exceed $100,000,000 (the “Maximum Aggregate Increase Amount”).~~
(a)    Revolving B Loan Commitments. Subject to the terms and conditions set forth herein, each Revolving B Lender severally agrees to make loans (each such loan, a “Revolving B Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving B Loan Commitment; provided, however, that after giving effect to any Borrowing of Revolving B Loans, the Outstanding Amount of Revolving B Loans shall not exceed the Revolving B Loan Commitments. Within the limits of each Lender’s Revolving B Loan Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving B Loans may be Revolving B Base Rate Loans or Revolving B Eurodollar Rate Loans, or a combination thereof, as further provided herein.
(b)    ~~Increasing Lenders; New Lenders~~[Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    [Reserved].

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~~(i) Offer to Lenders or New Lenders. The Borrower may offer one or more Lenders under the Agreement, or new lenders that are Eligible Assignees, the opportunity (but not obligation), in such amounts as the Borrower may determine, to participate in the Accordion Increase by increasing such Lender’s Commitment under this Agreement or, in the case of a new lender, by issuing a Commitment under this Agreement. The Borrower shall first offer the then existing Lenders, on a pro rata basis, the opportunity to participate in any Accordion Increase prior to making such offer to new lenders, but no existing Lender shall be obligated to participate in any such Accordion Increase.~~
~~(ii) Increasing Lenders. Each of the then existing Lenders increasing its Commitment with an Accordion Increase (each an “Increasing Lender”) shall confirm such agreement pursuant to an acknowledgement in a form reasonably acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five days before the effective date of such increase.~~
~~(iii) New Lenders. Each new lender (if any) joining the Agreement to provide a Commitment in connection with an Accordion Increase (each a “New Lender”) shall be subject to the consents required, if any, for Eligible Assignee under the Agreement solely to the extent required under Section 11.06(b)(iii).~~
~~(iv) New Lender Joinder. Each New Lender shall execute a lender joinder in form reasonably acceptable to the Administrative Agent.~~
~~(d) Commitment Increase Notice. If one or more subscriptions to participate in a requested Accordion Increase are obtained, the Administrative Agent shall provide to each Lender a notice setting forth (i) the amount and terms of the Accordion Increase and, after giving effect thereto, the aggregate Commitments, (ii) the effective date of the Accordion Increase, and (iii) for each Lender under the Agreement, its respective Commitment and Applicable Percentage of the aggregate Commitments after giving effect to the Accordion Increase.~~
~~(e) Conditions to the Implementation of an Accordion Increase. On the effective date of an Accordion Increase:~~
~~(i) Notes; Corporate Authorizations; Payment of Fees. The Borrower shall (x) execute and deliver a replacement Note for any increasing Lender that may require one, and (y) pay to the Administrative Agent (and, if applicable, the Arranger) such fees as may be described in any applicable fee letter, to be retained by the Administrative Agent (and, if applicable, the Arranger) or distributed to other Lenders subscribing to the Accordion Increase, as provided therein, all of which shall be conditions to effectiveness of the Accordion Increase;~~
~~(ii) Records. The Administrative Agent shall record in its records the new or adjusted Commitment and Applicable Percentage of each Lender, after giving effect to the Accordion Increase;~~
~~(iii) Confirmation. The Administrative Agent shall confirm, in writing, that the Accordion Increase has become effective and that the aggregate Commitments have been increased by the amount thereof; and~~
~~(iv) Borrower Certificate. As a condition precedent to the effectiveness of any Accordion Increase, the Borrower shall deliver to the Administrative Agent a~~

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~~certificate of the Borrower, dated as of such date and signed by an Authorized Officer, (i) certifying and attaching all necessary resolutions, consents and /or approvals of the Borrower approving or consenting to such extensions and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties made by the Borrower and other Loan Parties in each Loan Document shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or material adverse effect, it shall be accurate in all respects as drafted) as of the date of the Accordion Increase (and after giving effect thereto), except that for purpose hereof, the representation and warranties contained in clauses (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01, (B) no Default or Event of Default exists or would result therefrom and (C) after giving effect to the Accordion Increase, the Borrower shall be in compliance with the financial covenant in Section 8.11 hereof on a Pro Forma Basis.~~
~~(f) Terms of Accordion Increase. For the avoidance of doubt, each commitment increase and/or new commitment made in connection with an Accordion Increase to the Agreement shall constitute an applicable Commitment, each loan made in connection with the Accordion Increase shall constitute an increase to the existing Loan hereunder, each such commitment and loan shall be subject to the same terms and conditions as all other Commitments and Loans.~~
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m. (or such later time as agreed by Administrative Agent) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Class and the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

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(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding clause. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of a Borrowing of Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings and second, shall be made available to the Borrower as provided above.
(c)    A Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan unless the Borrower pays all amounts required to be paid pursuant to Section 3.05 in connection with such continuation or conversion. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the prime rate used in determining the Adjusted Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to all Loans.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.

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(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Canadian Dollars for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the ~~Total Outstandings~~Outstanding Amount of Revolving A Loans shall not exceed the ~~Aggregate~~Revolving A Loan Commitments, (y) the Credit Exposure of any Lender with respect to the Revolving A Loan Facility shall not exceed such Lender’s Revolving A Loan Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    The L/C Issuer shall not issue any Letter of Credit if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.
(iii)    The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally;
(B)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000 or CAD$25,000, as applicable;

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(D)    such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars; or
(E)    any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.14(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

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(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent in accordance with Section 11.02 or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 9:00 a.m. at least three (3) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

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(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer will issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, on the Non-Extension Notice Date to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.

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(i)    Upon receipt from the L/C Issuer of a notice of drawing under a Letter of Credit by the beneficiary thereof, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Canadian Dollars, the Borrower shall reimburse the L/C Issuer in Canadian Dollars. Not later than 9:00 a.m. on the first Business Day after the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment by the L/C Issuer, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the sum of (A) the amount of such drawing and (B) if such reimbursement is not received on the Honor Date, interest on the amount of such drawing at the Adjusted Base Rate plus the Applicable Rate from the Honor Date to the first Business Day after the Honor Date (the “Required Reimbursement Date”). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Required Reimbursement Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) and accrued interest thereon to the Required Reimbursement Date (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Required Reimbursement Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the conditions set forth in Section 5.02 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Outstandings shall not exceed the Aggregate Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 11:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

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(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.

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(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

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(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the ISP or the UCP, as applicable;
(vii)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Borrower or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions

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or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to the L/C Issuer by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit unless the L/C Issuer is prevented or prohibited from so paying as a result of any order or directive of any court or other Governmental Authority. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

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(h)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.14, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Eurodollar Rate multiplied by the Dollar Equivalent of the daily maximum stated amount of each other Letter of Credit, as applicable. For purposes of computing the daily maximum stated amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of a Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the actual daily maximum stated amount of such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) and on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, foreign exchange costs and fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
2.04    Prepayments.
(a)    Voluntary Prepayments. Subject to Section 3.05, the Borrower may at any time or from time to time repay Loans in whole or in part without premium or penalty, such prepayment to be applied as specified by the Borrower. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.14, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)    Mandatory Prepayments.

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(i)    If for any reason the Total Outstandings at any time exceed the Aggregate Commitments at such time, the Borrower shall immediately prepay Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess, such prepayment to be applied pro rata to the Revolving A Loans and the Revolving B Loans (in accordance with the respective outstanding principal amounts thereof); provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Loans, the Total Outstandings exceed the Aggregate Commitments then in effect.
(ii)    If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds an amount equal to 100% (or 105% if the excess over 100% is due solely to foreign exchange fluctuations) of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Letter of Credit Sublimit then in effect.
~~Within the parameters of the applications set forth above, prepayments~~Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities.
2.05    Termination or Reduction of Aggregate Commitments.
(a)    Optional Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the ~~Aggregate Commitments~~Revolving A Loan Commitment or the Revolving B Loan Commitment, or from time to time permanently reduce the ~~Aggregate Commitments~~Revolving A Loan Commitment or the Revolving B Loan Commitment to an amount not less than the Outstanding Amount of the applicable Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the ~~Aggregate Commitments~~Revolving A Loan Commitment or the Revolving B Loan Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the ~~Total Outstandings~~Outstanding Amount of such Loans would exceed the ~~Aggregate~~applicable Commitments, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit,
(b)    Mandatory Reductions. If after giving effect to any reduction or termination of Commitments under this Section 2.05, the Letter of Credit Sublimit exceeds the Aggregate Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.
(c)    Notice. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit ~~or the Aggregate Commitments~~, the Revolving A Loan Commitment or the Revolving B Loan Commitment under this Section 2.05. Upon any reduction of the ~~Aggregate Commitments, the~~Revolving A Loan Commitment or the

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Revolving B Loan Commitment, the applicable Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the ~~Aggregate~~applicable Commitments accrued until the effective date of any termination of ~~the Aggregate~~such Commitments shall be paid on the effective date of such termination.
2.06    Repayment of Loans.
The Borrower shall repay to the Lenders (a) on the Revolving A Loan Maturity Date the aggregate principal amount of all Revolving A Loans outstanding on such date; and (b) on the Revolving B Loan Maturity Date the aggregate principal amount of all Revolving B Loans outstanding on such date.
2.07    Interest.
(a)    Subject to the provisions of clause (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all outstanding Obligations hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon written notice by the Administrative Agent to the Borrower (which shall be delivered by the Administrative Agent at the request of the Required Lenders), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon written notice by the Administrative Agent to the Borrower (which shall be delivered by the Administrative Agent at the request of the Required Lenders), while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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(d)    Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable Laws.
2.08    Fees.
In addition to certain fees described in clauses (h) and (i) of Section 2.03:
(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Commitments exceed the sum of (y) the Outstanding Amount of Loans and (z) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.14. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing (x) with respect to the Revolving A Loan Commitment, with the first such date to occur after the Closing Date, and ~~on the Maturity~~(y) with respect to the Revolving B Loan Commitment, with the first such date to occur after the First Amendment Effective Date; provided, that (A) no Commitment Fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (B) any Commitment Fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Fee Letter. The Borrower shall pay to the Administrative Agent for its own account the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.
2.09    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    .
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the EBITDA/Interest Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper

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calculation of the EBITDA/Interest Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.07(b) or under Article IX. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments of all of the Lenders and the repayment of all other Obligations hereunder.
2.10    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit B (a “Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.11    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars (or, if applicable, with respect to the reimbursement of drawings under Letters of Credit denominated in Canadian Dollars, in Canadian Dollars) and in immediately available funds not later than 12:00 noon on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee

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shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 10:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of any Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

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(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(g)    Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of fees under Section 2.08 shall be made for account of the Lenders, and each termination or reduction of the amounts of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
2.12    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

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(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.13 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.13    Cash Collateral.
(a)    Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant to this Section 2.13, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.13(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided (other than Permitted Liens in favor of the depository bank), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at a financial institution selected by the Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

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(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.13 or Sections 2.03, 2.04, 2.14 or 9.02 in respect of Letters of Credit shall be held and applied in satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)), (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral or (iii) the Borrower’s request, to the extent the Cash Collateral is greater than the Minimum Collateral Amount or the Cash Collateral was provided voluntarily by the Borrower and was not required to be provided pursuant to the terms hereof; provided, however, any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents.
2.14    Defaulting Lenders
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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(i)    Waivers and Amendment. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.14(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.13.
(C)    With respect to any fee payable under Section 2.08(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.13.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding

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Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
2.15    Amend and Extend Transactions.
(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the Maturity Date of any ~~class~~Class of Loans and/or Commitments to the extended maturity date specified in such request. Such notice shall set forth (i) the amount of the Commitments to be extended (which shall be in a minimum amount of $25,000,000), and (ii) the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such requested Extension (or such longer or shorter periods as the Administrative Agent shall agree)). Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent. Any Lender approached to participate in such Extension may elect or decline, in its sole discretion, to participate in such Extension. If the aggregate principal amount of Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments requested to be extended by the Borrower pursuant to such Extension Offer, then the Commitments of Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.
(b)    It shall be a condition precedent to the effectiveness of any Extension that (i) no Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (iii) the L/C Issuer shall have consented to any Extension of the Commitments to the extent that such Extension provides for the issuance of Letters of Credit at any time during the extended period and (iv) the terms of such Extended Commitments shall comply with Section 2.15(c).
(c)    The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and be set forth in an Extension Amendment; provided, that, (i) the final maturity date of any Extended Commitment shall be later than the Maturity Date of the Commitments subject to such Extension Offer, as applicable, (ii) there shall be no scheduled amortization or scheduled reductions of the Extended Commitments, (iii) any Extended Loans shall (A) rank pari passu in right of payment with the Loans being extended, as applicable, (B) be Guaranteed by the same Guarantors that guarantee the Loans being extended and (C) be secured by the Collateral on an equal and ratable basis with the Loans being extended and (iv) to the extent the terms of the Extended Commitments

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are inconsistent with the terms set forth herein (except as set forth in clause (i) through (iii) above), such terms shall be reasonably satisfactory to the Administrative Agent.
(d)    In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Notwithstanding anything herein to the contrary, any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (but only to such extent), in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish Extended Commitments as a new tranche of Commitments, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranche (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of any L/C Obligations upon the expiration or termination of the commitments under any tranche), in each case on terms consistent with this Section 2.15).
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

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(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.

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(i)    Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
(ii)    Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by any Loan Party or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, each Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.

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(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of Internal Revenue Service Form W-8ECI,

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(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BENE (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality.
If any Lender determines after the date hereof that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Adjusted Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Adjusted Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such

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illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Adjusted Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Adjusted Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates; Yield Protection.
(a)    Inability to Ascertain, Unreliability or Inadequacy of LIBOR. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (B) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), ~~or~~ (ii) the Required Lenders determine that for any reason the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan or (iii) a Benchmark Transition Event or Early Opt-in Election has occurred, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Adjusted Base Rate, the utilization of the Eurodollar Rate component in determining the Adjusted Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, and subject to clause (c) of this Section, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agents and the Borrower that such alternative interest rate does not adequately and fairly reflect the costs to such Lenders of funding the Impacted Loans, or (3) any Lender reasonably determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the borrower written notice thereof.
(c)    Effect of Benchmark Transition Event.

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(i)    ~~(c) Eurodollar~~Benchmark Replacement ~~Rate~~. Notwithstanding anything to the contrary ~~contained in this Agreement or~~herein or in any other Loan Document~~, but without limiting Section 3.03(a) and (b) above, if the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), or the Borrower or the Required Lenders notify the Administrative Agent (with in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) shall have determined (which determination likewise shall be final and conclusive and binding upon all parties hereto), that (i) the circumstances described in Section 3.03(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) the relevant administrator of the Eurodollar Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be made available, or used for determining interest rates for loans in the applicable currency (such specific date, the “Eurodollar Scheduled Unavailability Date”), or (iii) syndicated credit facilities among national and/or regional banks active in leading and participating in such facilities currently being executed, or that include language similar to that contained in this Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new interest rate to replace the Eurodollar Rate for determining interest rates for loans in the applicable currency, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice~~upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace ~~the Eurodollar Rate with an alternate rate of interest, giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative rates of interest (any such proposed rate, a “Eurodollar Replacement Rate”), and make such other related changes to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent in consultation with the Borrower, to effect the provisions of this Section 3.03(c) (provided, that any definition of the Eurodollar Replacement Rate shall specify that in no event shall such Eurodollar Replacement Rate be less than zero for purposes of this Agreement) and any such amendment shall~~LIBOR with a Benchmark Replacement, together with any Benchmark Replacement Conforming Changes. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent ~~shall have~~has posted such proposed amendment to all Lenders and the Borrower ~~unless, prior to~~so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders ~~do not~~ accept such amendment. ~~The Eurodollar Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Eurodollar Replacement Rate shall be applied as otherwise reasonably determined~~

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~~by the Administrative Agent (it being understood that any such modification to application by the Administrative Agent made as so determined shall not require the consent of, or consultation with, any of the Lenders). For the avoidance of doubt, the parties hereto agree that unless and until a Eurodollar Replacement Rate is determined and an amendment to this Agreement is entered into to effect the provisions of~~No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.03(c)~~, if the circumstances under clauses (i) and (ii) of this Section 3.03(c) exist, the provisions of Section 3.03(a) shall apply~~ will occur prior to the applicable Benchmark Transition Start Date.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(iv)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Loan, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Adjusted Base Rate based upon Eurodollar Base Rate will not be used in any determination of Adjusted Base Rate.
3.04    Increased Costs.

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(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a

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waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as reasonably determined by such Lender in good faith), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as reasonably determined by such Lender in good faith), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the

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London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if a Lender gives a notice pursuant to Section 3.02 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.
3.07    Survival.
All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent; provided, that all such obligations under this Article III shall terminate at the end of the applicable statute of limitation time period.
ARTICLE IV

GUARANTY
4.01    The Guaranty.
Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

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Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, (i) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) the Obligation of a Guarantor that are guaranteed under this Guaranty shall exclude any Excluded Swap Obligations with respect to such Guarantor.
4.02    Obligations Unconditional.
The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Secured Swap Agreements or Secured Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnity obligations) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of any of the Loan Documents, any Secured Swap Agreement, or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be done or omitted;
(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or
(e)    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the

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Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Secured Swap Agreement or any Secured Treasury Management Agreement, or any other agreement or instrument referred to in the Loan Documents, such Secured Swap Agreements or such Secured Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03    Reinstatement.
The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
4.04    Certain Additional Waivers.
Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05    Remedies.
The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution.
The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.
4.07    Guarantee of Payment; Continuing Guarantee.
The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
4.08    Keepwell.

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Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until such time as the Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) have been paid in full and the Commitments have expired or terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Initial Credit Extension.
This Agreement shall become effective upon, and, subject to Section 5.02(b), the obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to, satisfaction or waiver in accordance with Section 11.01 of the following conditions precedent:
(a)    Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender.
(b)    Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.
(c)    Financial Statements. The Administrative Agent shall have received:
(i)    the Audited Financial Statements;
(ii)    financial projections prepared by the Borrower for the period from January 1, 2019 through December 31, 2023; and
(iii)    an updated timber harvesting report prepared by the Borrower in form and substance satisfactory to the Administrative Agent.
(d)    No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2018 in the business, assets, income, properties, liabilities (actual or contingent), operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

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(e)    Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
(f)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)    copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.
(g)    Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:
(i)    searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(ii)    UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect the Administrative Agent’s security interest in the Collateral;
(h)    Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents and naming the Administrative Agent as additional insured (in the case of liability insurance) or lender’s loss payee (in the case of hazard insurance) on behalf of the Lenders.
(i)    Farm Credit Equities. The Borrower shall have purchased the Farm Credit Equities as set forth on Schedule 4.01(h), consistent with Section 7.15, pursuant to the agreements identified in Schedule 4.01(h) (substantially in the form agreed by the applicable Farm Credit Lender and the Borrower).

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(j)    Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that (i) the conditions specified in Sections 5.01(d) and (e) and Section 5.02(a) has been satisfied, (ii) the Borrower and its Subsidiaries are Solvent on a consolidated basis and (iii) that all material governmental and third-party consents, subordinations and waivers have been obtained and are in full force and effect.
(k)    [Reserved].
(l)    Fees. Receipt by the Administrative Agent, the Arranger and the Lenders of all fees contemplated Fee Letter to be paid on or before the Closing Date and all costs and expenses required to be paid hereunder or pursuant to the Fee Letter to the extent invoiced prior to the Closing Date.
(m)    PATRIOT Act. At least five (5) days prior to the Closing Date, the Borrower and the Guarantors shall have provided to the Administrative Agent the documentation and other information requested by the Lender in order to comply with requirements of applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.
(n)    Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable out-of-pocket fees, charges and disbursements of outside counsel to the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of such reasonable out-of-pocket fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender unless, in the case of a Lender, the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
The Lenders’ making of the Loans to the Borrower on the Closing Date shall constitute an acknowledgment that all of the conditions set forth in this Section 5.01 requiring the consent, approval, acceptance or satisfaction of the Lenders have been satisfied or waived.
5.02    Conditions to all Credit Extensions.
Subject to Section 5.02(b), the obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent (unless waived):
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

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(c)    The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:
6.01    Existence, Qualification and Power.
Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.02    Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action by such Loan Party, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB); except in each case referred in clauses (b) or (c), to the extent that conflict or violation could not reasonably be expected to have a Material Adverse Effect.
6.03    Governmental Authorization; Other Consents.
No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.
6.04    Binding Effect.
Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

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6.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby, subject, in the case of financial statements delivered pursuant to Section 7.01(b), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, that has had or could reasonably be expected to have a Material Adverse Effect.
6.06    Litigation.
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.
6.07    No Default.
(a)    Neither any Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.
(b)    No Default has occurred and is continuing.
6.08    Ownership of Property; Liens.
Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.
6.09    Environmental Compliance.
Except as could not reasonably be expected to have a Material Adverse Effect:
(a)    Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

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(b)    None of the Facilities contains, or to the knowledge of any Responsible Officer of the Borrower, has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.
(c)    Neither any Loan Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses.
(d)    Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, any Subsidiary, the Facilities or the Businesses.
(f)    There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Loan Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
6.10    Insurance.
The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The insurance coverage of the Loan Parties and their Subsidiaries as of the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.
6.11    Taxes.
The Loan Parties and their Subsidiaries have filed all U.S. federal and other material tax returns and reports required to be filed, and have paid all U.S. federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any material tax sharing agreements (other than tax sharing arrangements between or among the Borrower and/or its Subsidiaries).
6.12    ERISA Compliance.

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(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Loan Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.
(b)    There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Each Canadian Pension Plan and each Canadian Benefit Plan is in compliance with its applicable terms, any funding agreements and all applicable statutes, orders, rules and regulations (including any funding, investment and administration obligations), except where the failure to comply with such applicable terms, funding agreements or applicable statutes, orders, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect. The Canadian Pension Plans that require registration are duly registered under the Income Tax Act (Canada) and any other applicable laws. Except as could not reasonably be expected to have a Material Adverse Effect, all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan or Canadian Union Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. As of the date hereof, there are no outstanding disputes concerning the Canadian Pension Plans, the Canadian Benefit Plans or the Canadian Union Plans or the assets thereof that could reasonably be expected to have a Material Adverse Effect.
(e)    Except as would not individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect, the Borrower and each of its Subsidiaries, to the extent applicable, has remitted all Canada Pension Plan contributions, provincial pension plan

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contributions, workers compensation assessments, employment insurance premiums, and employer health taxes (the “Statutory Lien Payments”) to the proper Governmental Authority within the time required under the applicable law. Except as would not individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect, the Borrower and each of its Subsidiaries, to the extent applicable, has discharged all obligations (including interest and penalties, but other than current obligations for which the time for remittance has not expired) in respect of the Statutory Lien Payments which, if unpaid, might become a Lien on any of its respective assets.
6.13     Subsidiaries.
Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and, to the extent applicable, non-assessable.
6.14    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.
(b)    None of any Loan Party, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
6.15    Disclosure.
No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of the circumstances at such time, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, no assurance can be given that such projections will be realized and although based on the Loan Parties’ good faith estimate, projections are not to be viewed as facts and the actual results during the period or periods covered by the projections may differ materially from the projected or estimated result.
6.16    Compliance with Laws.

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Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.17    Intellectual Property; Licenses, Etc.
Each Loan Party and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, intellectual property licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Loan Parties, the use of any IP Rights by any Loan Party or any of its Subsidiaries or the granting of a right or a license in respect of any IP Rights from any Loan Party or any of its Subsidiaries does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights owned by any of the Loan Parties or any of its Subsidiaries is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.
6.18    Solvency.
The Loan Parties are Solvent on a consolidated basis.
6.19    Perfection of Security Interests in the Collateral.
The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are, if required by the Collateral Documents, currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens.
6.20    Business Locations.
Set forth on Schedule 6.20(a) is a list of all real property with an estimated value greater than $200,000 located in the United States that is owned or leased by the Loan Parties as of the Closing Date. Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of each Loan Party as of the Closing Date. The exact legal name and state of organization of (a) the Borrower is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages hereto, (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party hereto or (iii) as may be otherwise disclosed by the Loan Parties to the Administrative Agent in accordance with Section 8.12(c). Except as set forth on Schedule 6.20(c), no Loan Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other similar change in structure.
6.21    Labor Matters.
There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Subsidiary as of the Closing Date. There are no strikes, walkouts, work stoppages or other material labor difficulty against or involving any Loan Party or any Subsidiary of any Loan Party, except for those that could not reasonably be expected to have a Material Adverse Effect.

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6.22    Sanctions Concerns and Anti-Corruption Laws.
(a)    Sanction Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
(b)    Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
ARTICLE VII

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than contingent indemnity Obligations, Obligations in respect of Secured Treasury Management Agreements and Letters of Credit that are Cash Collateralized), the Loan Parties shall:
7.01    Financial Statements.
Deliver to the Administrative Agent (which shall further distribute to each Lender):
(a)    within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, retained earnings, and cash flows, with all notes and schedules relating thereto, for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent (it being understood that Deloitte LLP is acceptable to the Administrative Agent) that such statements present fairly, in all material respects, the financial condition of the companies being reported upon, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, retained earnings and cash flows, with any notes and schedules relating thereto, for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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7.02    Certificates; Other Information.
Deliver to the Administrative Agent (which shall further distribute to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:
(a)    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
(b)    no later than 45 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2019, a quarterly budget of the Borrower and its Subsidiaries for the current fiscal year;
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
(d)    [reserved];
(e)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent of the posting of any such documents and, if requested, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery by a Lender, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to

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treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated as “Public Side Information.”
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws and to enable Borrower to comply with its obligations to provide certain information to the Lenders.
7.03    Notices.
(a)    Promptly (and in any event, within three Business Days) notify the Administrative Agent and each Lender of the occurrence of any Default.
(b)    Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws.
(c)    Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of the occurrence of any ERISA Event.
(d)    Promptly (and in any event, within five Business Days) notify the Administrative Agent and each Lender of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.09(b).
Each notice pursuant to Sections 7.03(a) through (d) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
7.04    Payment of Obligations.
Pay and discharge, and cause its Subsidiaries to pay and discharge, as the same shall become due and payable, all its obligations and liabilities, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.05    Preservation of Existence, Etc.

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Each Loan Party shall, and shall cause its Subsidiaries to:

(a)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.
(b)    Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)    Preserve or renew all of its material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.
7.06    Maintenance of Properties.
Each Loan Party shall, and shall cause its Subsidiaries to:

(a)    Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.
(b)    Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Use the standard of care typical in the industry in the operation and maintenance of its facilities.
7.07    Maintenance of Insurance.
Maintain, and cause its Subsidiaries to maintain, in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are believed by the Borrower in good faith to be customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The Administrative Agent shall be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent ten (10) days prior written notice before any such policy or policies shall be altered or canceled.
7.08    Compliance with Laws.
Comply, and cause its Subsidiaries to comply, with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

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7.09    Books and Records.
Maintain, and cause its Subsidiaries to maintain, proper books of record and account, in which materially true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.
7.10    Inspection Rights.
Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Notwithstanding anything contained in this Agreement to the contrary, so long as no Event of Default exists, the Loan Parties shall only be required to reimburse the Administrative Agent for one such visit, audit or inspection in any 12-month period.
7.11    Use of Proceeds.
Use the proceeds of the Credit Extensions to finance working capital and capital expenditures and for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.
7.12    Additional Subsidiaries.
Within thirty (30) days after the acquisition or formation of any Domestic Subsidiary (or, in the case of clause (b) below, any existing Domestic Subsidiary becoming a Material Subsidiary):
(a)    notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and
(b)    if such Subsidiary is a Domestic Subsidiary and a Material Subsidiary, cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Sections 5.01(f) and (g) for such Subsidiary and, if requested by Administrative Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, that this clause (b) shall not apply to the following Subsidiaries, so long as such Subsidiary has not provided a Guarantee of any other Indebtedness of the Borrower or another Guarantor: Subsidiaries that are prohibited by Law from guaranteeing the Obligations or that would experience adverse regulatory consequences as a result of providing such Guarantee.

7.13    ERISA Compliance.

~~CHAR1\1724240v1~~

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.
7.14    Pledged Assets.
Cause all of its owned personal property other than Excluded Property to be subject at all times to perfected Liens in favor of the Administrative Agent, for the benefit of the holders of the Obligations, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject only to Permitted Liens and in the case of any Subsidiary that becomes a Loan Party after the date hereof, deliver such documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, documents of the types referred to in Sections 5.01(f) and (g) for such Subsidiary and, if requested by Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Lenders and the Administrative Agent agree that, unless an Event of Default has occurred and is continuing, the Borrower and the other Loan Parties will not be required to take any action to perfect Liens on the Collateral to secure the Obligations other than the filing of UCC-1 financing statements naming each Loan Party as debtor and the Administrative Agent as secured party.

7.15    Farm Credit Equity.

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(a) So long as (i) a Farm Credit Lender is a Lender or Voting Participant hereunder and (ii) such Farm Credit Lender has notified the Borrower that it is eligible to receive patronage distributions directly from such Farm Credit Lender or one of its Affiliates on account of the Loans made (or participated in) by such Farm Credit Lender hereunder, the Borrower will, as a condition to receiving such patronage distributions, acquire equity in such Farm Credit Lender or one of its Affiliate in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s or its Affiliate’s bylaws and capital plan or similar documents (as each may be amended from time to time), provided, however, that, notwithstanding anything to the contrary contained herein, the maximum amount of equity that the Borrower may be required to purchase in such Farm Credit Lender or one of its Affiliates in connection with the Loans made by such Farm Credit Lender hereunder shall not exceed the maximum amount required by the applicable bylaws, capital plan and related documents, in each case, (x) as in effect (and in the form provided to the Borrower) on the Closing Date or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of a participation, as in effect (and in the form provided to the Borrower) at the time of the closing of the related assignment or sale of participation. The Borrower acknowledges receipt of the documents from the respective Farm Credit Lenders that are listed on Schedule 4.01(h) (together with any similar documents delivered to the Borrower in connection with a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of a participation after the Closing Date, the “Farm Credit Equity Documents”), which describe the nature of the stock and/or other equities in such Farm Credit Lenders or its Affiliate required to be acquired by the Borrower in connection with the Loans made (or participated in) by such Farm Credit Lender (the “Farm Credit Equities”), as well as applicable capitalization requirements, and the Borrower agrees to be bound by the terms thereof.
(b)    Each party hereto acknowledges that (i) the Farm Credit Equity Documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with the respective Farm Credit Lenders, (y) the Borrower’s eligibility for patronage distributions from the respective Farm Credit Lenders or their Affiliates (in the form of Farm Credit Equities and/or cash) and (z) patronage distributions, if any, in the event of a sale by a Farm Credit Lender of participations in the Commitment of and the portion of the Loans made (or participated in) by such Farm Credit Lender, (ii) patronage refunds or other distributions by each Farm Credit Lender or one of its Affiliates are subject to various conditions, including approval by the applicable board of directors of such Farm Credit Lender or Affiliate with respect to each such refund or other distribution and (iii) the Borrower (and not an Affiliate of the Borrower) will be the owner of the Farm Credit Equities issued by the applicable Farm Credit Lender or an Affiliate thereof. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Borrowings hereunder on a non-patronage basis (and/or to a Lender that pays no patronage or pays patronage that is lower than the patronage paid by the transferring Farm Credit Lender) in accordance with Section 11.06; provided, that if Borrower’s consent to such assignment or sale of a participation by such Farm Credit Lender is required pursuant to Section 11.06(b) or Section 11.06(e), as applicable, the parties hereto agree that, solely with respect to Borrower’s ability to reasonably withhold consent to such transfer because of an expected reduction in patronage distributions to the Borrower (it being understood and agreed that the Borrower may have another basis for reasonably withholding consent to such transfer), (A) if the transferring Farm Credit Lender has not delivered a Farm Credit Lender Transfer Certificate (as defined below) to the Borrower, then the Borrower may withhold its consent to such assignment or sale in its sole discretion (and in such case, the Borrower shall be deemed to have acted reasonably), and (B) if the transferring Farm Credit Lender has delivered a Farm Credit Lender Transfer Certificate to the Borrower, then the Borrower may not withhold its consent to such assignment or sale (and any such withholding of consent shall be deemed unreasonable). For purposes hereof, “Farm Credit

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Lender Transfer Certificate” means a certificate executed by an officer of the transferring Farm Credit Lender and certifying to the Borrower that such transferring Farm Credit Lender has used commercially reasonable efforts to consummate the relevant assignment or sale or a participation with another entity that would be expected to make patronage distributions to the Borrower on a going forward basis that are consistent with (or better than) those that the Borrower could reasonably have expected to have received from such transferring Farm Credit Lender.
(c)    Each party hereto acknowledges that each Farm Credit Lender has a statutory first lien pursuant to the Farm Credit Act of 1971 (as amended from time to time) on all Farm Credit Equities of such Farm Credit Lender that the Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s sole and exclusive benefit. The Farm Credit Equities of a particular Farm Credit Lender shall not constitute security for the obligations arising under the Loan Documents due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Lender or on patronage accrued by such Farm Credit Lender for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the obligations arising under the Loan Documents except that, in the event of an Event of Default, a Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Agreement. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit Lender shall have an obligation to retire the Farm Credit Equities of such Farm Credit Lender upon any Event of Default, Default or any other default by the Borrower, or at any other time, either for application to the obligations arising under the Loan Documents or otherwise.
7.16    [Reserved].
ARTICLE VIII

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than contingent indemnity Obligations, Obligations in respect of Secured Treasury Management Agreements and Letters of Credit that are Cash Collateralized), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:
8.01    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and listed on Schedule 8.01 and Liens securing any renewals, extensions or refinancing of the Indebtedness secured thereby, provided that (i) the Liens are not extended to any other property, (ii) the amount secured or benefited thereby is not increased (except to the extent of any reasonable premiums paid and reasonable transaction costs incurred in connection with such renewal, extension or refinancing), (iii) there are no direct or contingent obligors that were not obligors in respect of the Indebtedness being renewed, extended

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or refinanced, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);
(c)    Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts which are not yet overdue by more than 60 days or, if so overdue, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);
(i)    Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and property affixed and appurtenant thereto, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property secured by such Lien and (iii) such Liens attach to such property concurrently with or within one hundred eighty days after the acquisition, construction, repair, replacement or improvement thereof;
(j)    leases, licenses, subleases and sublicenses granted to others not interfering in any material respect with the business of any Loan Party or any of its Subsidiaries;
(k)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(l)    normal and customary rights of setoff upon deposits of cash and bankers’ Liens and other similar Liens in favor of banks or other depository institutions;
(m)    Liens of a collection bank arising under Article IV of the Uniform Commercial Code on items in the course of collection;

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(n)    Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(o)    Liens, if any, in favor of the Administrative Agent on Cash Collateral delivered pursuant to Section 2.13(a) or otherwise to secure Letters of Credit issued under this Agreement;
(p)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 8.03; and

(q)    Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to Section 8.03(g);

(r)    [Reserved];

(s)    Liens consisting of cash collateral in the aggregate amount not to exceed $60,000,000 at any one time outstanding pledged to (i) an institution that is not a Treasury Management Bank or a Swap Bank to secure obligations under Treasury Management Agreements and Swap Contracts and (ii) an institution providing letters of credit to the Borrower or any Subsidiary outside of this Agreement to secure obligations under such letters of credit (inclusive of any such Liens consisting of cash collateral set forth on Schedule 8.01);

(t)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(u)    Liens on property or assets of a Person existing at the time (i) such Person is merged with or into or consolidated with the Borrower or any of its Subsidiaries, or becomes a Subsidiary or (ii) such property or assets are acquired by the Borrower or any of its Subsidiaries (and, in each case, not created or incurred in anticipation of such transaction) pursuant to a transaction not prohibited by this Agreement, provided that such Liens are not extended to the property and assets of the Borrower or any Subsidiary other than the property or assets acquired, including the liens securing;

(v)    [reserved]; and

(w)    other Liens securing Indebtedness permitted hereunder in an aggregate amount outstanding not exceeding $100,000,000 at any time.

8.02    Investments.
Make any Investments, except:
(a)    Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;
(b)    Investments existing as of the Closing Date and set forth in Schedule 8.02;
(c)    Investments in any Person that is a Loan Party;

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(d)    Investments by any Subsidiary of the Borrower that is not a Loan Party in any other Subsidiary of the Borrower that is not a Loan Party;
(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)    Guarantees of Indebtedness permitted by Section 8.03;
(g)    Permitted Acquisitions
(h)    Investments made by Persons who become Subsidiaries or are merged or consolidated with Borrower or any of its Subsidiaries in connection with a Permitted Acquisition so long as such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of the Permitted Acquisition;
(i)    Advances to an officer, director or employee for salary, travel expenses, commissions and similar items in the ordinary course of business;
(j)    prepaid expenses made in the ordinary course of business;
(k)    deposits with financial institutions expressly permitted hereunder;
(l)    Investments made pursuant to Section 7.15;
(m)    Investments consisting of the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 8.05;
(n)    [reserved]; and
(o)    other Investments not constituting Acquisitions so long as (i) no Default or Event of Default exists or would result therefrom and (ii) after giving effect to such Investment, and any Indebtedness incurred in connection therewith, on a Pro Forma Basis, the Borrower and its Subsidiaries would be in compliance with the financial ~~covenant~~covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b).
8.03    Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.03;
(c)    intercompany Indebtedness permitted under Section 8.02;
(d)    obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of

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speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(e)    purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the acquisition, construction, repair, replacement or improvement of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness for all such Persons taken together (other than Indebtedness in respect of Capital Leases that were operating leases in effect on the date hereof and have become Capital Leases as a result of changes in GAAP) shall not exceed an aggregate principal amount of $100,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the cost of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;
(f)    Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;
(g)    Indebtedness incurred by one or more Foreign Subsidiaries, provided that (i) the aggregate principal amount of such Indebtedness does not exceed the Dollar Equivalent of $300,000,000 at any one time outstanding and (ii) such Indebtedness is guaranteed only by Foreign Subsidiaries and is secured only by assets owned by Foreign Subsidiaries;
(h)    [reserved];
(i)    [reserved];
(j)    (x) Indebtedness assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (y) any Permitted Refinancing thereof;
(k)    Guarantees of Indebtedness of Entekra Holdings, LLC in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; and
(l)    other Indebtedness in an aggregate principal amount not to exceed $1,000,000,000, so long as after giving effect to such Indebtedness, on a Pro Forma Basis, the Borrower and its Subsidiaries would be in compliance with the financial ~~covenant~~covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b).
8.04    Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving entity and any Subsidiary may merge or consolidate with the Borrower provided that the Borrower shall be the continuing or surviving entity, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Subsidiary that is not a Loan Party may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Domestic Subsidiary that is not a Loan Party may merge or consolidate with any other Domestic Subsidiary that is not a Loan Party, (e) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, and (f) any Subsidiary may dissolve

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or liquidate so long as (i) its assets are distributed to one or more Persons each of which it would be permitted to merge or consolidate with pursuant to this Section 8.04 or (ii) it no longer conducts any active trade or business and its assets are sold or disposed of and such sale or disposition is not prohibited by this Agreement, including Section 8.05 hereof.
8.05    Dispositions.
Make any Disposition with a net book value greater than $15,000,000 unless (i) at least 75% of the consideration received in connection therewith shall be cash or Cash Equivalents received contemporaneous with consummation of the transaction, (ii) the total consideration received in connection with such Disposition shall be in an amount not less than the fair market value, as reasonably determined by Borrower, of the property disposed of, (iii) [reserved], (iv) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (v) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect to such Disposition, (vi) such transaction does not involve a sale or other disposition of receivables other than receivables owned by a Person or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (vii) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such Dispositions occurring during any fiscal year shall not exceed $150,000,000.
8.06    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    each Subsidiary that is a Loan Party may make Restricted Payments to the Borrower or any other Loan Party, each Wholly Owned Subsidiary that is not a Loan Party may make Restricted Payment to any other Wholly Owned Subsidiary, and any Subsidiary that is not a Wholly Owned Subsidiary may make Restricted Payments to the holders of its Equity Interests to the extent made to all such holders ratably according to their ownership interests in such Equity Interests;
(b)    the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;
(c)    the Borrower may repurchase Equity Interests if such repurchase is deemed to occur upon exercise of stock options or warrants and such Equity Interests represent a portion of the exercise price or applicable withholding taxes;
(d)    the Borrower may make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests;
(e)    any redemption of share purchase rights issued pursuant to the Borrower’s share purchase rights plan or any similar successor or replacement share purchase rights plan, for a redemption price not to exceed $0.01 per share purchase right; and
(f)    the Borrower and each Subsidiary may declare and make additional Restricted Payments, so long as (i) no Default or Event of Default exists or would result therefrom and (ii) after giving effect to such Restricted Payment, and any Indebtedness incurred in connection therewith, on a Pro Forma Basis, the Borrower and its Subsidiaries would be in compliance with the financial ~~covenant~~covenants set forth in Section 8.11 as of the most recent fiscal quarter end for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b).

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8.07    Change in Nature of Business.
Engage in any material line of business substantially, as mutually determined by the Borrower and the Administrative Agent, different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto.
8.08    Transactions with Affiliates and Insiders    .
Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) (i) transactions among two or more Loan Parties, (ii) transactions among two or more of the Loan Parties and Domestic Subsidiaries or (iii) transactions among two or more Foreign Subsidiaries, so long as, in each case, such transactions are not expressly prohibited by this Agreement, (b) transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (c) customary and reasonable compensation, indemnitees, and reimbursement of expenses of employees, officers and directors in the ordinary course of business, (d) employment, incentive, benefit and severance arrangements for employees and officers in the ordinary course of business, and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions not materially less favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.
8.09    Burdensome Agreements.
Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its property to any Loan Party, (v) in the case of any Loan Party, pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (vi) in the case of any Loan Party, act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, or (b) prohibits or otherwise restricts the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) required under the Loan Documents for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (in respect of any of the matters referred to in clauses (a)(i)-(v) and (b) above) for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, (5) Contractual Obligations of Foreign Subsidiaries related to Indebtedness permitted pursuant to Section 8.03 so long as such restrictions and encumbrances apply only to Foreign Subsidiaries, (6) Contractual Obligations existing on the date hereof or that are set forth in any agreement evidencing any amendment, renewal, extension or refinancing of any such Contractual Obligation so long as the encumbrances and restrictions governed by this Section 8.09 that are provided by the terms of such agreement, as so amended, renewed, extended or refinanced, are not materially more restrictive, taken as a whole, than those terms included in such agreement immediately prior to giving effect to such amendment, renewal, extension or refinancing, (7) Contractual Obligations of the Borrower and Domestic Subsidiaries evidencing or related to Indebtedness permitted by Section 8.03(k) so long as the encumbrances and restrictions governed by this Section 8.09 that are provided by the terms of such

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Contractual Obligations are not materially more restrictive, taken as a whole, than the terms included in the indenture governing the Borrower’s 4.875% senior notes due 2024, (8) Contractual Obligations evidencing or related to Indebtedness permitted by Section 8.03(j) so long as the encumbrances and restrictions only apply to the Subsidiary or assets acquired, (9) customary provisions restricting subletting or assignment of any lease governing a leasehold, (10) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures not prohibited hereby, in each case applicable solely to such joint venture, and (11) Contractual Obligations incurred by a Person prior to the date on which such Person became a Subsidiary or was merged or consolidated with the Borrower or a Subsidiary (and not in contemplation thereof).

8.10    Use of Proceeds.
Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
8.11    Financial ~~Covenant~~Covenants.
(a)    Permit the Capitalization Ratio as of the end of any fiscal quarter of the Borrower, beginning with the fiscal quarter ending ~~June 30~~March 31, ~~2019~~2020, to be greater than ~~50~~57.5%.
(b)    Permit the Consolidated Net Worth as of the end of any fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2020, to be less than $475,000,000 plus 70% of Net Income after December 31, 2019; provided, that there shall be no deduction for any Net Loss.
8.12    Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.
(a)    Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.
(b)    Change its fiscal year.
(c)    In the case of any Loan Party, without providing ten (10) days prior written notice to the Administrative Agent, change its name, state of formation or form of organization.
8.13    Sanctions.
Directly or indirectly, use the proceeds or any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of any Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer or otherwise) of Sanctions.

8.14    Anti-Corruption Laws.
Directly or indirectly, use any the proceeds or any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

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ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default.
Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or the reimbursement obligations in respect of any L/C Obligation, (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in (a) any of Section 7.03(a), 7.05(a), 7.10, 7.11, 7.12 or 7.14, or Article VIII or (b) any of Section 7.01, 7.02, 7.03 (other than Section 7.03(a)) and such failure continues for five or more Business Days,
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of receipt by such Loan Party of written notice thereof from Administrative Agent or Required Lenders or after any Responsible Officer of the Borrower or any Loan Party obtains knowledge thereof; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than any Indebtedness hereunder and any Indebtedness under any Swap Contract) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount (and such failure continues after any applicable grace or notice period specified in the agreement related thereto), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

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(f)    Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary (or any two or more Subsidiaries that would be a Material Subsidiary if merged or consolidated with each other) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary (or any two or more Subsidiaries that would be a Material Subsidiary if merged or consolidated with each other) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent indemnity obligations and Obligations in respect of Secured Swap Agreements and Secured Treasury Management Agreements), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Impairment of Property. Any loss, theft, damage or destruction, or taking or forfeiture of any item or items of Collateral or other property of any Borrower occurs that is not adequately covered by covered by insurance and could reasonably be expected to result in a Material Adverse Effect.

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9.02    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
9.03    Application of Funds.
After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Swap Agreement, ratably among the Lenders, the Swap Banks and the L/C Issuer in proportion to the respective amounts described in this clause Third held by them;

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Fourth, to (a) payment of that portion of the Obligations constituting accrued and unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Swap Agreement, (c) payments of amounts due under any Secured Treasury Management Agreement and (d) Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders, Swap Banks, Treasury Management Banks and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.13, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Notwithstanding the foregoing, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE X

ADMINISTRATIVE AGENT
10.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints American AgCredit to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties

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to secure any of the Obligations, together with such powers and discretion as are incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
10.02    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.03    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice

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describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.06    Resignation of Administrative Agent    .
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that so long as no Event of Default has occurred and is continuing, no such successor agent will be appointed without the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed). If no such successor shall have been appointed by the Required Lenders and shall have

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accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and appoint a successor; provided that so long as no Event of Default has occurred and is continuing, no such successor agent will be appointed without the consent of the Borrower (not to be unreasonably withheld, conditioned or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by or removal of American AgCredit as Administrative Agent pursuant to this Section shall also constitute its resignation or removal as L/C Issuer. If American AgCredit resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting

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Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to American AgCredit to effectively assume the obligations of American AgCredit with respect to such Letters of Credit.
10.07    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties; Etc.
Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
10.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.08 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for

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the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Collateral and Guaranty Matters.
The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnity obligations, L/C Obligations that are Cash Collateralized and Obligations in respect of Secured Treasury Management Agreements) and the expiration or termination of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition not prohibited hereunder or under any other Loan Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 11.01;
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and
(c)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.11    Treasury Management Banks and Swap Banks.
No Treasury Management Bank or Swap Bank that obtains the benefit of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements except to the extent expressly provided herein and unless the Administrative

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Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Treasury Management Agreements and Secured Swap Agreements in the case of a Maturity Date.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that

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(a)    no such amendment, waiver or consent shall:
(i)    extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender whose Commitment is being extended or increased (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender);
(ii)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (excluding mandatory prepayments), interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (i) of the final proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts (it being understood that an amendment to the definition of EBITDA/Interest Ratio or any components thereof shall not constitute a reduction of any interest rate or fees hereunder); provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(iv)    change Section 2.12 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(v)    change any provision of this Section 11.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;
(vi)    except in connection with a Disposition permitted under Section 8.05, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby; or
(vii)    release the Borrower from its Obligations or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors from their obligations herein without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

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(b)    unless also signed by the L/C Issuer, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and
(c)    unless also signed by the Administrative Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;
provided, however, that notwithstanding anything to the contrary herein, (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iv) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the other Loan Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.11 or Section 9.03 or any other provision hereof relating to the pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements enumerated in clause (e)).
(e)    Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.
11.02    Notices and Other Communications; Facsimile Copies.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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(i)    if to the Borrower or any other Loan Party, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or

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any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent and the L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices and Letter of Credit Applications) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.01 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit

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(solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; and Damage Waiver.
(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than the Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the

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extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any Loan Party against an Indemnitee for intentional breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentages (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for damages (i) resulting from a breach of Section 11.07 or (ii) such damages as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside.

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To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in clause (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned;
(B)    in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect,

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the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided further, that the Borrower’s consent shall not be required during the primary syndication of the credit facility provided herein;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the L/C Issuer shall be required for any assignment in respect of the Commitment.

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(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee

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Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vii) of Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of

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each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Voting Participants. Notwithstanding anything in Section 11.06 to the contrary, any bank that is a member of the Farm Credit System that (a) has purchased a participation or sub-participation in the minimum amount of $5,000,000 on or after the ~~Effective~~Closing Date, (b) is, by written notice to the Borrower and the Administrative Agent in substantially the form of Exhibit H (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (c) receives the prior written consent of the Borrower and the Administrative Agent to become a Voting Participant (to the extent such consent would be required pursuant to Section 11.06(b) if such transfer were an assignment rather than a sale of a participation or sub-participation), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a Dollar for Dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (i) state the full name, as well as all contact information required of an assignee as set forth in Exhibit H hereto and (ii) state the Dollar amount of the participation or sub-participation purchased. The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. Notwithstanding the foregoing, each bank or other lending institution that is a member of the Farm Credit System designated as a Voting Participant in Schedule 11.06(e) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Administrative Agent.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time CoBank assigns all of its Commitment and Loans pursuant to clause (b) above, CoBank may, upon thirty days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of CoBank as L/C Issuer, as the case may be. If CoBank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed

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Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and (2) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to CoBank to effectively assume the obligations of CoBank with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to any Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuer (a) acknowledges that the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) represents and warrants that it has developed compliance procedures regarding the use of material non-public information and (c) agrees that it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Set-off.
If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C

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Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or the L/C Issuer different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Farm Credit Equity Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the

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Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders.
If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable assignee consents to the proposed change, waiver, discharge or termination; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and participations in L/C Obligations pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

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SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Right to Trial by Jury.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    Electronic Execution of Assignments and Certain Other Documents.
The words “execute,” “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.17    USA PATRIOT Act.
Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.18    No Advisory or Fiduciary Relationship.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, each Arranger and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, each Arranger and the Lenders on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the

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transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of Affiliates or any other Person and (ii) neither the Administrative Agent, an Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, each Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, an Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, each Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.19    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent or the L/C Issuer could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, the L/C Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the L/C Issuer or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, the L/C Issuer or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, the L/C Issuer or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the L/C Issuer or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, the L/C Issuer or any Lender in such currency, the Administrative Agent, the L/C Issuer or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

11.20    Amendment and Restatement.
The parties hereto agree that, on the Closing Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto: (a) the Existing Credit Agreement shall be deemed to be amended and restated in its entirety pursuant to this Agreement; (b) the Collateral Documents and the Liens created thereunder in favor of American AgCredit, PCA, as administrative agent for the benefit of the holders of the Obligations (as defined in the Existing Credit Agreement) shall remain in full force and effect with respect to the Obligations (as defined in this Agreement) and are hereby reaffirmed; and (c) all references in the other Loan Documents to the Existing Credit Agreement shall be deemed to refer without further amendment to this Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Credit Agreement made under and in accordance with the terms of Section 11.01 of the Existing Credit Agreement.

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SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Loan A Commitment	Revolving Loan A Facility Applicable Percentage	Revolving Loan B Commitment	Revolving Loan B Facility Applicable Percentage
American AgCredit, PCA	$265,000,000.00	75.7142857100%	$180,000,000.00	90.0000000000%
CoBank, FCB	$42,500,000.00	12.1428571400%	--
Farm Credit Services of America, PCA	$42,500,000.00	12.1428571400%	$20,000,000.00	10.0000000000%
TOTAL	$350,000,000.00	100.0000000000%	$200,000,000.00	100.0000000000%

SCHEDULE 11.06(e)

VOTING PARTICIPANTS AND APPLICABLE PERCENTAGES

Voting Participants at First Amendment Effective Date

Revolving Loan A Facility
Lender	Voting Participant	Sub-participant	Initial Commitment	Resulting Commitment/ Participation*	Resulting Applicable Percentage
America AgCredit, PCA			$265,000,000.00	$45,000,000.00	12.8571428600%
	AgFirst Farm Credit Bank			$46,589,655.17	13.3113300500%
		First South Farm Credit, ACA		$8,362,068.97	2.3891625630%
		Farm Credit of Florida, FLCA		$5,048,275.86	1.4423645310%
	Farm Credit Mid-America, FLCA			$40,000,000.00	11.4285714300%
	Farm Credit Bank of Texas			$17,500,000.00	5.0000000000%
	Greenstone Farm Credit Services, FLCA			$27,500,000.00	7.8571428570%
	AgCountry Farm Credit Services, FLCA			$17,500,000.00	5.0000000000%
	Northwest Farm Credit Services, FLCA			$17,500,000.00	5.0000000000%
	Farm Credit East, ACA			$17,500,000.00	5.0000000000%
	Farm Credit West, FLCA			$17,500,000.00	5.0000000000%
	Capital Farm Credit, FLCA			$5,000,000.00	1.4285714290%
Farm Credit Services of America, PCA			$42,500,000.00	$42,500,000.00	12.1428571400%
CoBank, FCB			$42,500,000.00	$42,500,000.00	12.1428571400%
TOTAL			$350,000,000.00	$350,000,000.00	100.000000000%

Revolving Loan B Facility
Lender	Voting Participant	Sub-participant	Initial Commitment	Resulting Commitment/ Participation*	Resulting Applicable Percentage
America AgCredit, PCA			$165,000,000.00	$20,000,000.00	10.0000000000%
	AgFirst Farm Credit Bank			$15,000,000.00	7.5000000000%
	Farm Credit Mid-America, FLCA			$20,000,000.00	10.0000000000%
	Farm Credit Bank of Texas			$30,000,000.00	15.0000000000%
	Greenstone Farm Credit Services, FLCA			$5,000,000.00	2.5000000000%
	AgCountry Farm Credit Services, FLCA			$25,000,000.00	12.5000000000%
	Northwest Farm Credit Services, FLCA			$12,500,000.00	6.2500000000%
	Farm Credit East, ACA			$10,000,000.00	5.0000000000%
	Farm Credit West, FLCA			$7,500,000.00	3.7500000000%
	Capital Farm Credit, FLCA			$20,000,000.00	10.0000000000%
Farm Credit Services of America, PCA			$20,000,000.00	$20,000,000.00	10.0000000000%
CoBank, FCB			$15,000,000.00	$15,000,000.00	7.5000000000%
TOTAL			$200,000,000.00	$200,000,000.00	100.0000000000%

Exhibit A

FORM OF LOAN NOTICE

Date: __________, 20__

To:    American AgCredit, PCA, as Administrative Agent

Re:
Amended and Restated Credit Agreement dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Louisiana-Pacific Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, American AgCredit, PCA, as Administrative Agent, and CoBank, ACB, as L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

A Borrowing of [Revolving A Loans][Revolving B Loans]

A conversion or continuation of [Revolving A Loans][Revolving B Loans]

1.On                  (a Business Day).

2.    In the amount of $            .

3.    Comprised of                     .
[Type of Loan requested]

4.    For Eurodollar Rate Loans: with an Interest Period of          months.

The Borrower hereby represents and warrants that each of the conditions set forth in Section 5.02(a) and (b) of the Credit Agreement, as applicable, has been satisfied on and as of the date of such Borrowing.

LOUISIANA-PACIFIC CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________, 20__

To:    American AgCredit, PCA, as Administrative Agent

Re:
Amended and Restated Credit Agreement dated as of June 27, 2019 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among Louisiana-Pacific Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, American AgCredit, PCA, as Administrative Agent, and CoBank, ACB, as L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the _______________ of the Borrower, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for the fiscal year‑end financial statements:]

[1.    Attached hereto as Schedule 1 are the year‑end audited consolidated financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.]

[Use following paragraph 1 for fiscal quarter‑end financial statements:]

[1.    Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date. Such financial statements fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year‑end audit adjustments and the absence of footnotes.]

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Borrower during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.    The financial covenant analysis and calculation of the EBITDA/Interest Ratio, the Capitalization Ratio and Consolidated Net Worth are set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

LOUISIANA-PACIFIC CORPORATION,
a Delaware corporation

By:
Name:
Title:

Schedule 2
to Compliance Certificate

1.	EBITDA/Interest Ratio

(a)	EBITDA

(i)    Net Income                        $____________

(ii)    Interest Charges                        $____________

(I)	all interest in respect of Indebtedness of the
Borrower and its Subsidiaries (including
imputed interest on capital lease obligations)
deducted in determining Net Income for such
period                        $____________

(II)	all debt discount and expense amortized or
required to be amortized in the determination
of Net Income                    $____________

(III)	Interest Charges
[(I)+(II)]                    $____________

(iii)    Federal, state, foreign or other income taxes        $____________

(iv)    all depreciation expense                    $____________

(v)    all amortization expense                    $____________

(vi)    all other non-cash charges or expenses            $____________

(vii)    expenses or charges related to any transaction or
series of transactions constituting an equity offering,
Investment, recapitalization, or incurrence of
Indebtedness, in each case permitted by the Credit
Agreement                        $____________

(viii)    EBITDA
[(i) + (ii)(III) +(iii) + (iv) + (v) + (vi) + (vii)]            $____________

(b)    cash Interest Charges                        $____________

(c)    EBITDA/Interest Ratio                                            [((a)(viii)/(b)]                            __________:1.0

2.        Capitalization Ratio

(a)    Funded Indebtedness of the Borrower and its Subsidiaries

(i)	all Indebtedness of the Borrower and its Subsidiaries
for borrowed money                    $_____________

(ii)	all purchase money Indebtedness of the Borrower and
its Subsidiaries, including without limitation all
Attributable Indebtedness in respect of Capital Leases
of the Borrower and its Subsidiaries            $_____________

(iii)	all Guarantee obligations of the Borrower and its
Subsidiaries with respect to Indebtedness of another
Person that otherwise constitutes Funded
Indebtedness pursuant hereto                $_____________

(iv)	the maximum available amount of all Letters of Credit
or acceptances issued or created for the account of the
Borrower or its Subsidiaries (except to the extent
100% cash collateralized)                $_____________

(v)	all Indebtedness described in clauses (i) and (ii) above
of another Person secured by a Lien on any property
of such person, whether or not such Indebtedness has
been assumed, with the principal amount of such
Indebtedness deemed to be the lesser of the fair
market value of the property secured and the principal
amount of the debt secured thereby            $_____________

(vi)	Attributable Indebtedness in respect of any Synthetic
Lease and the attributed principal amount under any
tax retention operating lease, off-balance sheet loan
or similar off-balance sheet financing product to
which the Borrower or its Subsidiaries is a party,
where such transaction is considered borrowed money
Indebtedness for tax purposes in accordance with
GAAP                            $____________

(vii)	Funded Indebtedness
[(i) + (ii) + (iii) + (iv) + (v) + (vi)]            $_____________

(b)    amount of unrestricted cash on hand of the Borrowers and its
Subsidiaries on a consolidated basis                $_____________

(c)    Total Capitalization                         $_____________

(i)	Consolidated Net Worth $_____________

(I)	total assets of the Borrower and its Subsidiaries
that would be reflected on the Borrower’s
consolidated balance sheet prepared in
accordance with GAAP, after eliminating all
amounts properly attributable to non-Subsidiary
interests, if any, in the stock and surplus of

Subsidiaries                    $_____________

(II)	total liabilities of the Borrower and its
Subsidiaries that would be reflected on the
Borrower’s consolidated balance sheet
prepared in accordance with GAAP        $_____________

(III)	any changes after December 31, 2019 in
“Accumulated Other Comprehensive
Income (Loss)” as shown on the balance
sheet of the Borrower and its Subsidiaries on
a consolidated basis and prepared in
accordance with GAAP                $_____________

(IV)	any amounts reclassified to the “Consolidated
Statement of Operations” from “Accumulated
Other Comprehensive Income (Loss)” after
December 31, 2019                $_____________

(V)	Consolidated Net Worth
[(I) – (II) – (III) – (IV)]                $_____________

(ii)	Funded Indebtedness ((a)(vii)) $_____________

(iii)	Total Capitalization
[(i)(V) + (ii)]                        $_____________

(d)    Capitalization Ratio
[((a)(vii) - (b))/(c)(iii)]                        _____________%
(e)    Compliance [(d) < 57.5%]                    [Yes][No]

3.    Minimum Consolidated Net Worth

(a)    Consolidated Net Worth (2(i)(V))                $_____________
(b)    Net Income after December 31, 2019                $_____________
(c)    Minimum Consolidated Net Worth
[$475,000,000 + (.7 x (b))]                    $_____________
(d)    Compliance [(a) > (c)]                        [Yes][No]